SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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GREEN PLAINS RENEWABLE ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

_______________________________________

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GREEN PLAINS RENEWABLE ENERGY, INC.

4124 Airport Road
Shenandoah, IA, 51601

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 19, 2007

NOTICE is hereby given that the Annual Meeting of Shareholders of Green Plains Renewable Energy, Inc. (the “Company”) will be held at the Magnolia Hotel located at 1615 Howard Street, Omaha, Nebraska 68102, at 9:30 A.M. Central Time on April 19, 2007, for the following purposes:

1.

To elect three members of the Board of Directors;

2.

To ratify and approve the adoption of our 2007 Equity Incentive Plan; and

3.

To transact such other business as may properly come before such meeting or any adjournments thereof.

The record date for the meeting is the close of business on March 16, 2007 and only the holders of voting securities of the Company on that date will be entitled to vote at such meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Dan E. Christensen

Secretary

March   26, 2007

Please Return Your Signed Proxy

IT IS VERY IMPORTANT THAT YOU COMPLETE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE OR FAX A COPY OF YOUR COMPLETED PROXY TO: 712-246-2610.  THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING. IT WILL, HOWEVER, HELP ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

PROXY STATEMENT

GREEN PLAINS RENEWABLE ENERGY, INC.

4124 Airport Road
Shenandoah, IA, 51601

ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 19, 2007

INTRODUCTION

This Proxy Statement is being furnished to holders of Green Plains Renewable Energy, Inc. (the “Company”) common stock (the “Common Stock” or the “Shares”), par value $0.001 per share, in connection with the solicitation of proxies by the Company for use at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Magnolia Hotel located at 1615 Howard Street, Omaha, Nebraska 68102, at 9:30 A.M. on April 19, 2007, and at any adjournment(s) or postponement(s) thereof. This Proxy Statement, the enclosed Notice and the enclosed Form of Proxy are being first mailed to shareholders of the Company on or about March 26, 2007.

VOTING AT THE ANNUAL MEETING

The Board of Directors of the Company (the “Board”) has fixed the close of business on March 16, 2007, as the record date (the “Record Date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were outstanding approximately 6,002,811 shares of Common Stock held by approximately 558 holders of record not including beneficial holders where shares are held in names other than their own. On the Record Date, there were no Shares of the Company’s stock held as treasury stock by the Company. Holders of record of the Company’s Shares on the Record Date are entitled to cast one vote per Share, exercisable in person or by properly executed proxy, with respect to each matter to be considered by them at the Annual Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding Shares is necessary to constitute a quorum at the Annual Meeting.

The Shares will be voted in accordance with the instructions indicated in a properly executed proxy. If no instructions are indicated, such Shares will be voted as recommended by the Board. If any other matters are properly presented to the Annual Meeting for action, the person(s) named in the enclosed form(s) of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Broker non-votes and abstentions are not treated as votes cast for purposes of any of the matters to be voted on at the meeting. A shareholder who has given a proxy may revoke it by voting in person at the meeting, or by giving written notice of revocation or a later-dated proxy to the Secretary of the Company at any time before the closing of the polls at the meeting. Any written notice revoking a proxy should be sent to Green Plains Renewable Energy, Inc., 4124 Airport Road, Shenandoah, IA, 51601, Attention: Mr. Dan E. Christensen, Secretary.

At the Company's annual meeting, shareholders will act upon the matters outlined in the accompanying notice of meeting, including the election of three directors by the holders of Common Stock, and the ratification and approval of the 2007 Equity Incentive Plan. The affirmative vote of a plurality of the votes cast at the meeting by the holders of the Common Stock is required to elect each director and a majority of the votes cast at the meeting by the holders of the Common Stock is required to ratify and approve of the 2007 Equity Incentive Plan.

THE BOARD RECOMMENDS THAT HOLDERS OF THE SHARES VOTE FOR THE APPROVAL OF THE ELECTION OF THE DIRECTORS PROPOSED BY THE BOARD AND FOR THE RATIFICATION AND APPROVAL OF THE 2007 EQUITY INCENTIVE PLAN.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL I

1.

Election of Directors

Board of Directors

The Company’s Board is divided into three classes. One class of directors is elected at each annual meeting of shareholders for a three-year term. Each year a different class of directors is elected on a rotating basis. The terms of Barry A. Ellsworth, Brian D. Peterson, and Herschel C. Patton expire at the 2007 annual meeting of shareholders. The terms of Wayne B. Hoovestol, David A. Hart, Dr. Michael A. Warren expire at the 2008 annual meeting and the terms of Dan E. Christensen, R. Stephen Nicholson, and Robert D. Vavra expire at the 2009 annual meeting. The Bylaws authorize from one to nine directors, the exact number of which may be determined by resolution of the Board. At the 2007 annual meeting of shareholders, the number of directors comprising the Board will be nine directors.

At this meeting three directors, Barry A. Ellsworth, Brian D. Peterson, and Herschel C. Patton, have been nominated by the Board for election to the class whose term expires at the 2010 annual meeting.

Unless otherwise specified, proxy votes will be cast for the election of the nominee as a director. If the nominee should be unavailable for election, the Board may designate a substitute nominee. It is intended that proxy votes will be cast for the election of such substitute nominee. Shareholder nominations of persons for election as directors are subject to the notice requirements described under the caption “Other Matters” appearing later in this proxy statement. The affirmative vote of a plurality of the votes cast at the meeting by the holders of the Shares is required to elect each director.

The following pages contain information concerning the nominee and the directors whose terms of office will continue after the meeting. Unless the context otherwise requires, all references in this Proxy to the “Company” shall mean Green Plains Renewable Energy, Inc. (“GPRE”).

OUR BOARD RECOMMENDS A VOTE FOR THE ELECTION

AS DIRECTORS THE NOMINEES NAMED HEREIN.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Set forth below is certain information concerning each of our directors and executive officers as of March 16, 2007.

Name	Age	Position	With the Company Since
Robert D. Vavra (1)	56	Chairman of the Board	2004
Wayne B. Hoovestol	48	CEO/COO/Director	2006
Brian L. Larson	46	Chief Financial Officer	2006
Dan E. Christensen	60	EVP/Treasurer/Secretary/Director	2004
Barry A. Ellsworth	53	EVP/Director	2004
Brian D. Peterson	43	EVP/Director	2005
David A. Hart (1)(2)(3)	53	Director	2004
R. Stephen Nicholson (1)(2)(3)	80	Director	2004
Herschel C. Patton (2)(3)	61	Director	2004
Dr. Michael A. Warren (1)	45	Director	2006

_______________

(1)

Member of Audit Committee.

(2)

Member of Compensation Committee.

(3)

Member of Nominating Committee.

Business Experience of Directors and Executive Officers

The following is a brief description of the business experience and background of the above-named officers and directors of our Company.

ROBERT D. VAVRA was appointed to the position of Chairman of the Board in 2007. He is also Chairman of our Audit Committee. Robert graduated from Black Hills State University in Spearfish, South Dakota in 1972 with Bachelor of Science Degrees in Math and History and graduated from the Graduate School of Banking in Boulder, Colorado in 1991. Robert has been president and Director of Bank Iowa, since 1996. He has worked for the same bank since 1986 in the role of a loan officer and Executive Vice President. Mr. Vavra has served on a number of community boards, over the years, which include the Shenandoah Optimist Club, Shenandoah Memorial Hospital and the Essex Commercial Club. Currently he serves on the Forest Park Manor Board of Directors and serves as a member of the Banking Committee for the Shenandoah Chamber and Industry Association, Board of Directors.

WAYNE B. HOOVESTOL was appointed to the position of Chief Executive Officer of the Company in February 2007. He has also been the Company’s Chief Operating Officer since January 2007 and was elected to the Board of Green Plains in March, 2006.  After attending North Dakota State University in Fargo, ND, and later the University of Minnesota, Wayne began operating Hoovestol Inc., a trucking company, in 1978. He later formed an additional trucking company known as Major Transport. Both of Wayne’s trucking companies have been very successful, employing approximately 700 people, operating nationwide, from several different locations. Mr. Hoovestol has been principally employed as an officer and owner of these companies since 1978. Mr. Hoovestol became involved with ethanol in 1995, as an investor, and has served on the boards of two other ethanol plants, one in Preston, MN and he currently serves on the board of Tall Corn Ethanol in Coon Rapids, Iowa. Mr. Hoovestol recently sold Major Transport so he could devote more of his time to the operations of Green Plains. Mr. Hoovestol expects to spend the majority of his business time working for the Company.

BRIAN L. LARSON resides in Omaha, NE and works at the Company’s headquarters in Shenandoah, Iowa. He assumed his present position of Chief Financial Officer of the Company in September of 2006. Before joining the Company, Mr. Larson was Chief Financial Officer, Secretary and Treasurer of Solutionary, Inc., a start-up/early stage IT Security Company, from November 2003 to February 2006. From September 1994 through October 2003 he served as Senior Vice President and Chief Financial Officer for Data Transmission Network Corporation (DTN), an information and communications services Company. DTN was a public Company until April of 2000, when it was taken private in a transaction valued at over $470 million dollars. Prior to DTN, Mr. Larson was the Division Controller for Twin City Testing, an engineering and environmental testing Company with over 20 branch offices in eight regions throughout the Midwest, from 1992 to 1993. After graduating in 1984, he spent the first eight years of his career with Peter Kiewit Sons’, Inc. working in mining, construction and five years in manufacturing with Continental Can Company, a division of the Company. He is a graduate of the University of South Dakota where is received a BSBA with a major in accounting.

DAN E. CHRISTENSEN is a founder of the Company and has held various positions since its inception. Mr. Christensen has held the position of Executive Vice President in Charge of Construction since January 2007, the positions of Treasurer, Secretary and as a director since inception, and he previously held the position of Chief Operating Officer. Mr. Christensen graduated from Brigham Young University with a Bachelor’s Degree in Business in 1969 and received a Management Administration Degree from the California Savings and Loan Institute in 1973. He has acted as the CEO of Commercial Mortgage and Investment, LLC, (CMI), with offices in South Jordan, Utah and San Francisco, California, since 1981. CMI provides mortgage banking services for selected real estate projects, nationwide, including real estate development projects for his own account. Mr. Christensen has procured over 3 billion dollars in financing for numerous real estate development projects over the years, including many of his own projects. Mr. Christensen will spend approximately sixty percent of his available business time working for the Company.

 BARRY A. ELLSWORTH founded the Company in 2004 and, since February 2007, has been acting as the Company’s Executive Vice President of Compliance and Development and has been a director since 2004. From June 2004 through February 2007, Mr. Ellsworth acted as the President and CEO of the Company and as Chairman of the Board.  Mr. Ellsworth graduated from Brigham Young University in 1977, with a BA in Communications. For more than a five year period immediately prior to join the Company, Mr. Ellsworth acted as the Managing Director of Red Rock Investment Partners, a financial consulting firm. Earlier, he owned the financial firm of Ellsworth and Associates. Prior to that, he gained experience in finance working at the firms of Prudential-Bache Securities, Wilson-Davis Securities, and Dean Witter Reynolds. He has been instrumental in taking companies public and has raised capital for various concerns.

BRIAN D. PETERSON is our Executive Vice President in Charge of Site Development and a director of the Company since 2005. He graduated from Dordt College in Sioux Center, Iowa in 1986 with a Bachelor of Science Degree in Agricultural Business. He started farming in 1978 at the age of fourteen. For more than the past five years he has been principally employed by his grain farm. His grain farm now consists of seven thousand eight hundred row crop acres of corn and soybeans in Woodbury, Monona, and Sac counties in northwest Iowa. Mr. Peterson owns and operates a beef feedlot with a capacity of twelve thousand head in Woodbury County, Iowa. He owns a local grain elevator, a trucking business, and a construction business. He has worked as a bank inspector and internal bank auditor. He has been married for eighteen years. He is involved in various other renewable energy investments.

DAVID A. HART was elected to the Board in 2004. Dave attended Iowa Western Community College in Council Bluffs, Iowa, where he studied Farm Operations and Management. He began farming in 1973. For more than the past five years, Mr. Hart and his wife Cathy have operated Hart Farms in a 20 mile area around Stanton. This diversified operation includes: Grain Production, Cattle Feeding and Backgrounding, Cow/Calf Production, Custom Farming, Grain Hauling, Custom Spraying, and Seed Sales. Hart Farms plants and harvests approximately 3,000 acres of corn and soybeans. This operation also includes approximately 1,500 acres of hay and pasture. Mr. Hart has served on numerous church and community boards. He is a member of Stanton Fire and Rescue, having served 8 years as Fire Chief. As a Certified Emergency Medical Technician, Dave also serves on the Montgomery County 911 board. Other memberships include the National Cattlemen’s Association, Corn and Soybean Associations, and the Farm Bureau.

R. STEPHEN NICHOLSON was elected to the Board in 2004. Mr. Nicholson served in the US Navy during WWII from 1942-1946. He graduated with an AB in History and Philosophy in 1950 from Wesleyan University. He received an MA in Cultural Anthropology from Syracuse University in 1956 and received a PhD. in the Sociology of Large Scale Organizations/Japanese and Chinese Cultures from Michigan State University in 1971. From 1956-1962 Mr. Nicholson was Director of World Vision Japan. From 1963-1971 he served as the Academic Dean, Lansing Community College–Michigan; 1971-1973 president, Daily College-Chicago; 1973-1976 president, Southern Nevada Community College, Las Vegas; 1976-1985 president, Mount Hood Community College-Oregon; 1985-1990 president, Oakland Community College-Michigan; 1990-1992 Chancellor, Higher Colleges of Technology Abu Dhabi, United Arab Emirates;1992-1994 Christian College Coalition – Oregon; 1994-1999 Senior Fellow for Higher Education-Murdock Charitable Trust Vancouver, Washington. Mr. Nicholson has served on various other boards throughout the years, including Mercy Corps International (International Relief and Development); Pontiac, Michigan Manpower Development Authority; American Association of Community Colleges, Washington, DC; and the World Affairs Council – Japan/America Society. From January 1999 to the present, Mr. Nicholson has not been employed, but has managed his own investments. Mr. Nicholson has also held the following positions since January 1999: January 1999 to August 2000—Chairman of Mercy Corps International; July 2003 to 2004—member of the Mercy Corps audit committee; March 1998 to March 2003—member of the board of directors of Northwest Autism Foundation; and January 1999 to August 2001—Chairman and CEO of Northwest Autism Foundation.

HERSCHEL C. PATTON II resides in Salt Lake City, Utah and was elected to the Board of Green Pains Renewable Energy, Inc. in November of 2004. Hersch attended the University of Nevada/Reno and graduated from flight school in 1970. Hersch was a senior captain and pilot for both Western and Delta Airlines beginning in 1975 until retirement in June 2004. During his tenure as a captain for Delta, Mr. Patton was involved in the ownership and development of various successful commercial and residential real estate ventures including the acquisition and sale of the Jeremy Ranch Golf and Country Club and the Cottonwood Creek Retail Center. Hersch remains active in real estate and various other investments.

DR. MICHAEL A. WARREN was elected to the Board in December 2006. He currently serves as the National Manager of the Latin American Research Group in Toyota Motor North America (TMA). He has been with the company since 1998, and has led the Latin American Research Group at TMA since 2001, managing a team that conducts economic, political, automotive market & competitor intelligence research for Toyota in Latin American markets. Michael has been deeply involved in hemisphere renewable fuels research over the last three years, and manages a renewable fuels research group in the Americas that assists Toyota with power-train-related developments in the hemisphere. Mr. Warren made a key presentation and lobbied engineers of Toyota Technical Center in Japan to produce a flex fuel version of the Corolla (December 2005), which will be launched in Spring 2007, and also teamed up with US Toyota affiliates to convince Toyota Technical Center to authorize the production of the first US flex fuel engine (July 2006). He is a participating member of the Demand Task Group of the National Petroleum Council’s (the “NPC”) Oil & Natural Gas Study. The NPC will make recommendations on US Energy Policy to Congress in May 2007. He served 22 years in the US Army (Active and Reserve), mostly as an intelligence analyst. After the September 11th attacks in the United States, Mr. Warren was called upon to serve with the US National Ground Intelligence Agency and helped plan and execute the War against Terrorism (November 2001-December 2002) .

Our executive officers are elected by the Board on an annual basis and serve at the discretion of the Board.

The Company has adopted a Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and other senior financial officers. Our Code of Ethics is posted on the Company’s Web site, which is located at www.gpreethanol.com.

Board Committees

We have a standing Audit Committee established in accordance with section 3(a)(58)(A) of the Exchange Act, a Compensation Committee and a Nominating Committee.

The Audit Committee

The Company’s Audit Committee held eight meetings during the fiscal year ending on November 30, 2006. The function of the Audit Committee as detailed in the Audit Committee Charter is to provide assistance to the Board in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of the financial reports of the Company.  In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and Company management. Our Audit Committee Charter is posted on the Company’s Web site, which is located at www.gpreethanol.com. The Company believes that the members of the Audit Committee are independent as defined by Rule 4200(a) of NASD’S listing standards.  The members of the Audit Committee are Messrs. David A. Hart, R. Stephen Nicholson, Robert D. Vavra, and Dr. Michael A. Warren, who was recently appointed to serve on the Audit Committee. Mr. Vavra serves as our Chairman and financial expert on that committee.

Report of the Audit Committee of the Board of Directors

The Company's Board has adopted a written charter for the Audit Committee, which is included as Appendix B hereto.

The Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

2. The Audit Committee has discussed with LLB, the Company's independent accountants, the matters required to be discussed by SAS 61 (Communication with Audit Committees), as may be modified or supplemented.

3. The Audit Committee has received the written disclosures and the letter from LLB required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with LLB their independence.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2006, for filing with the Securities and Exchange Commission.

David A. Hart

R. Stephen Nicholson

Robert D. Vavra

Dr. Michael A. Warren

The Compensation Committee

The Compensation Committee was organized in November, 2005. The committee held nine meetings during our last fiscal year. The Compensation Committee establishes a general compensation policy for the Company and, except as prohibited by applicable law, may take any and all actions that the Board could take relating to the compensation of employees, directors and other parties. The Compensation Committee may not delegate its authority. The Compensation Committee engaged the consulting firm of Towers Perrin, which is considered to be one of the most respected international consulting firms of this type, to advise it with respect to compensation matters. Such consultants may be retained by the Compensation Committee directly or by the Board. Our Compensation Committee Charter is posted on the Company’s Web site, which is located at www.gpreethanol.com.The members of the Compensation Committee are Messrs. David A. Hart, R. Stephen Nicholson, and Herschel C. Patton.  Mr. Hart is Chairman of our Compensation Committee.

Compensation Committee Report

Committee’s Responsibilities

The Compensation Committee (the “Committee”) is presently comprised of three independent members of the Company’s Board. The Committee’s responsibilities include administering and establishing the Company’s general compensation policy and, except as prohibited by applicable law, taking any and all action that the Board could take relating to the compensation of employees, directors and other parties. The Committee sets the overall compensation principles for the Company, subject to annual review.  In consultation with the Chief Executive Officer, it evaluates the performance of and makes compensation recommendations for senior management and key employees.

Executive Compensation Philosophy

Green Plains Renewable Energy, Inc. attempts to design executive and employee compensation to achieve two principal objectives. First, the program is intended to be fully competitive so the Company may attract, motivate and retain talented executives and certain key employees experienced in the ethanol business. Second, the program is intended to create an alignment of interests between the Company’s executives, key employees, and shareholders such that a significant portion of each executive’s or key employee’s compensation varies with business performance, and has designed goals for executive officers and key employees as follows:

•

To attract and retain quality talent

•

To use incentive compensation to reinforce strategic performance objectives

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To align the interest of the executives with the interests of the shareholders, such that risks and rewards of strategic decisions are shared

•

All compensation is tax deductible for the Company, except for the compensation that qualifies for incentive stock option tax treatment.

Executive and key employee compensation consists of three components:  base compensation, performance/bonus award, and long-term incentive compensation, each explained more fully below.

Base Compensation

Salary ranges and increases for executives, including the CEO and other key employees, are established annually based on competitive data. Within those ranges, individual salaries vary based upon the individual’s work experience, performance, level of responsibility, impact on the business, tenure and potential for advancement within the organization. Annual salaries for newly-hired executives or certain key employees are determined at the time of hire taking into account the above factors other than tenure.

The Committee makes salary decisions in coordination with the Chief Executive Officer.  The executive officers did not receive salary increases for fiscal 2006 from fiscal 2005 base pay rates, because none of our executives received any salaries during the fiscal year 2005. In 2006, Mr. Ellsworth, our former CEO, commenced receiving a salary of $120,000 and on October 1, 2006, that salary was increased from $120,000 per year, to $200,000, after considering recommendations made by our compensation consulting firm and industry standard. It is anticipated that once, and if, a incentive plan (described below) is approved by the shareholders of the Company, that some combination of bonuses, stock and stock options will be awarded to our current CEO , Mr. Wayne B. Hoovestol , as well as our other executives and key employees.

Performance/Bonus Award

We are presenting an Equity Incentive Plan (the “Plan”) for the Company at our upcoming shareholders meeting to be held in April of 2007.  At that time, the Company will present to its shareholders an equity incentive plan developed to reward executives and our other employees, based on meeting or exceeding certain internal objectives that are currently being created by the executive team, the Committee and the Board. The Committee is also receiving input from a compensation consulting firm in connection with structuring these arrangements. The objectives during this period of construction in which we are presently in are being based on meeting certain milestones during this phase of development. Once our plants become operational, we anticipate that objectives will be based on the Company’s revenues, gross margin, profitability, and certain discretionary amounts that will be based on the overall performance of certain individuals.  Objectives may also be established for each fiscal quarter, together with an annual objective.  If quarterly objectives are established and met, bonuses may be paid for that quarter.  If quarterly objectives are established and not met, it is anticipated that no related bonuses will be paid.  However, due to the volatility of the underlying prices of the various commodities that are components in the ethanol business, including the prices of corn, natural gas, and ethanol, over which we have no control, such quarterly and annual bonuses may also be based on such things as overall plant performance and/or other forms of milestones met or individual performances. We do not anticipate that executives and/or other key employees will be allowed to make up a missed quarterly bonus based on subsequent performance.

Long-Term Incentive Compensation

Due to the intense competition that currently exists in the ethanol business, and which is anticipated to continue to exist in the foreseeable future, it is difficult to hire and maintain competent, experienced personnel. To help attract and retain qualified personnel, the Company anticipates using the Plan to grant restricted shares, and/or options to purchase, up to 1,000,000 shares of the Company’s common stock over a number of years.

The grant of shares and/or options to executives and certain key employees encourages equity ownership and closely aligns management’s interests with the interests of shareholders. Additionally, because shares and/or options will be subject to forfeiture in certain cases if the employee leaves the Company, such shares and/or options are anticipated to provide an incentive to remain with the Company long term.

At least annually, the Committee will review the advisability of granting shares and/or options to members of management having strategic impact on product, staffing, technology, pricing, and investment or policy matters. The aggregate number of shares and/or options granted to management will be based on the value of each individual’s actual and potential contributions to the Company as well as competitive norms.

Restricted shares and/or options to purchase shares are anticipated to be granted under the proposed Plan. The Committee, in consultation with the Chief Executive Officer and compensation consulting firm will determine the number of shares and/or options granted to each executive and key employee.  Factors affecting the number of shares/options granted to an executive include his or her position, individual performance, and contribution to the Company’s overall performance.

No options were granted to executive officers during fiscal 2006.

Based on assessments by the Board and the Committee, the Committee believes that the Company’s compensation program for our CEO, COO, CFO, Executive Vice Presidents, and other key employees will need to include the following characteristics to assist in aligning executive interests with long-term shareholder interests:

•

Emphasizes “at risk” pay such as bonuses, options and long-term incentives.

•

Emphasizes long-term compensation such as options and/or restricted stock.

•

Rewards financial results and promotion of Company objectives rather than individual performance against individual objectives.

Employment and Severance Agreements

The Company has not entered into Employment Agreements with any of its executives except Brian L. Larson, the Chief Financial Officer of the Company.  All officers of the Company are employed at will and can be terminated without cause. All employees of the Company have signed Confidentiality Agreements to keep certain information confidential.

The preceding Compensation Committee Report will be incorporated in the Company’s Fiscal Year 2006 Annual Report and incorporated thereafter by reference in the Company’s subsequent filings that may be made pursuant to the U.S. Securities laws.

Respectfully submitted by the Members of the Committee,

David A. Hart

R. Stephen Nicholson

Herschel C. Patton

The Nominating Committee

The Nominating Committee was organized in November, 2005, near the end of our November 30, 2005 fiscal year end. The committee held six meetings during our last fiscal year. The Nominating Committee’s Charter and Policies are available on the Company’s website, which is located at www.gpreethanol.com.  The Company believes that the members of the Nominating Committee are independent as defined by Rule 4200(a) of NASD’S listing standards.  The members of the Nominating Committee are Messrs. David A. Hart, R. Stephen Nicholson, and Herschel C. Patton. Mr. Hart is Chairman of our Nominating Committee.

The function of the Nominating Committee, as detailed in the Nominating Committee’s Charter, is to recommend to the Board the slate of director nominees for election to the Board and to identify and recommend candidates to fill vacancies occurring between annual shareholder meetings. It is the policy of the Nominating Committee to consider candidates recommended by security holders, directors, officers and other sources, including, but not limited to, third-party search firms. Security holders of the Company may submit recommendations for candidates for the Board. All recommendations shall be submitted to Dave Hart at: Address: 4124 Airport Road, Shenandoah, Iowa, 51601; Phone: 712.246.2932; Email: d.hart@gpreethanol.com.  Such submissions should include the name, contact information, a brief description of the candidate’s business experience and such other information as the person submitting the recommendation believes is relevant to the evaluation of the candidate. Mr. Hart will then pass all such recommendations on to the Nominating Committee for consideration. For candidates to be considered for election at the next annual meeting shareholders, the recommendation must be received by the Company no later than 120 calendar days prior to the date that the Company’s proxy statement is released to security holders in connection with such meeting.

The Nominating Committee has held meetings since our fiscal year end and has established certain broad qualifications in order to consider a proposed candidate for election to the Board. The Nominating Committee has a strong preference for candidates with prior board of director experience with public companies. The Nominating Committee will also consider such other factors as it deems appropriate to assist in developing a board and committees that are diverse in nature and comprised of experienced and seasoned advisors. These factors include judgment, skill, diversity (including factors such as race, gender or experience), integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate's experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

The Nominating Committee will evaluate whether an incumbent director should be nominated for re-election to the Board or any committee of the Board upon expiration of such director's term using the same factors as described above for other Board candidates and the committee will also take into account the incumbent director's performance as a Board member. Failure of any incumbent director to attend at least seventy-five percent (75%) of the Board meetings held in any calendar year will be viewed negatively by the Nominating Committee in evaluating the performance of such director.

Board Meetings, Directors’ Attendance, Independence, and Security Holder Communications

The Board held eighteen meetings during the fiscal year ending on November 30, 2006.  No incumbent director attended fewer than 75 percent of the Board meetings held nor fewer than 75 percent of the committee meetings held by committees on which an incumbent director served this period. The Company’s policy is to encourage, but not require, Board members to attend annual shareholder meetings.

The Company believes that the following persons, who are serving as directors of the Company, are independent as defined by Rule 4200(a) of NASD’S listing standards: Messrs. David A. Hart, R. Stephen Nicholson, Robert D. Vavra, Herschel C. Patton, and Dr. Michael A. Warren.

Security holders who would like to send communications to the Board may do so by submitting such communications to David Hart at: Address: 4124 Airport Road, Shenandoah, Iowa, 51601; Phone: 712.246.2932; Email: d.hart@gpreethanol.com. The Board suggests, but does not require, that such submissions include the name and contact information of the security holder making the submission and a description of the matter that is the subject of the communication. Mr. Hart will then pass such information on to the Board for review.

Certain Relationships and Related Transactions

Fagen, Inc.

Ron Fagen of Fagen, Inc. purchased 100,000 shares in our public offering through Hawkeye Companies, LLC. We entered into a Lump-Sum Design Build Contract with Fagen, Inc. The Construction Agreement is dated January 13, 2006, but it was not executed by the parties until January 22, 2006. Under the Construction Agreement, Fagen, Inc. will provide all work and services in connection with the engineering, design, procurement, construction startup, performances tests, and training for the operation and maintenance of the Plant and provide all material, equipment, tools and labor necessary to complete the Plant in Shenandoah, Iowa in accordance with the terms of the Construction Agreement. As consideration for the services to be performed, Fagen, Inc. will be paid $55,881,454, subject to adjustments contained in the Construction Agreement.

Agra Industries, Inc.

Agra Industries, Inc. purchased 33,334 shares in our second public offering. In August 2006, our wholly owned subsidiary, Superior Ethanol, LLC entered into a construction agreement with Agra Industries, Inc. under which Agra Industries, Inc. will provide all work and services in connection with the engineering, design, procurement, construction startup, performances tests, training for the operation and maintenance of its Plant and provide all material, equipment, tools and labor necessary to complete the Superior Plant in Superior, Iowa. As consideration for the services to be performed, Agra Industries, Inc. will be paid $75,953,276, subject to adjustments

Superior Ethanol, LLC

On February 22, 2006, we acquired all of the outstanding ownership interest in Superior Ethanol, LLC. Superior had options to acquire approximately 135 acres of property in Dickinson County, Iowa, had completed a feasibility study relating to the construction of an ethanol plant on this site, the site is zoned as “heavy industrial,” the site has been awarded a property tax abatement from Dickinson County, Iowa, and Superior had $210,291 in cash at closing. In consideration for the acquisition of Superior as a wholly owned subsidiary of the Company, we issued 100,000 shares of our restricted common stock to Brian Peterson, a director of the Company. Prior to the acquisition, substantially all of Superior Ethanol, LLC was owned by Mr. Peterson.

On May 5th, 2006, we acquired approximately 68 acres in Dickinson County Iowa from Brian Peterson, a director.  Mr. Peterson purchased this land (held by option by Superior Ethanol, LLC) for the benefit of Superior Ethanol, LLC and then transferred the land to Green Plains Renewable Energy, Inc. for stock.  We issued 10,900 shares at the current market value based on the market price of $43.90 for a total consideration of $478,510.

Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 16, 2007, for: (i) each person or entity who is known by us to beneficially own more than five percent of our common stock, (ii) each of our directors, (iii) each of our named executive officers, and (iv) all directors and executive officers as a group. On March 16, 2007 the Company had 6,002,811 shares of common stock outstanding. Each share is entitled to one vote.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned (2)	Percentage of Total	Position

Wayne B. Hoovestol (3)	836,800	13.7%	CEO/COO/Director
Dan E. Christensen	200,000	3.3%	EVP/Treasurer/ Secretary/ Director
Brian L. Larson (4)	4,280	*	CFO
David A. Hart (5)	20,210	*	Director
R. Stephen Nicholson (6)	87,500	1.5%	Director
Robert D. Vavra (7)	19,500	*	Chairman of the Board
Herschel C. Patton (8)	53,340	*	Director
Brian D. Peterson (9)	211,100	3.5%	EVP/Director
Barry A. Ellsworth (10)	232,641	3.9%	EVP/Director
Michael A. Warren	0	*	Director
Executive Officers and Directors as a Group (10 persons)	1,665,371	26.9%
Wellington Management Company, LLC (11) 75 State Street Boston, MA 02109	404,400	6.7%

* Less than 1%.

______________

(1)

Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address as the Company.

(2)

Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.

(3)

Includes 686,367 shares and warrants exercisable for 112,933 equivalent shares owned directly by Mr. Hoovestol. Also includes 30,000 shares and warrants exercisable for 7,500 equivalent shares owned by Mr. Hoovestol’s wife and therefore deemed to be beneficially owned by Mr. Hoovestol.

(4)  Includes 3,840 shares and warrants exercisable for 240 equivalent shares.  Also includes 200 shares held by spouse in IRA and therefore deemed beneficially owned by Mr. Larson.

(5)  Includes 17,800 shares and warrants exercisable for 2,410 equivalent shares.

(6)  Includes 76,000 shares and warrants exercisable for 11,500 equivalent shares.

(7)  Includes 16,800 shares and warrants exercisable for 2,700 equivalent shares.

(8)  Includes 47,090 shares and warrants exercisable for 6,250 equivalent shares.

(9)  Includes 176,100 shares and warrants exercisable for 16,250 equivalent shares. Also includes 15,000 shares and warrants exercisable for 3,750 equivalent shares that Mr. Peterson owns jointly with a child.

(10) Includes 219,301 shares and warrants exercisable for 13,340 equivalent shares.

(11) Includes 337,000 shares and warrants exercisable for 67,400 equivalent shares.

Changes in Control

The Company is not aware of any arrangements which may result in a change in control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.

Based solely on our review of forms furnished to us and representations from reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% shareholders were complied with during our fiscal year ending November 30, 2006.

Executive Compensation

Summary Compensation Table. The following table provides certain information regarding compensation paid by the Company to the named executive officers.

SUMMARY COMPENSATION TABLE

					Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation($) (2)	Restricted Stock Awards ($)	Stock Options/ SAR(#)	LTIP Payouts($)	All Other Compensation ($) (1)

Barry A. Ellsworth	2004	--	--	--	--	--	--	$37,500
President, CEO & Director (3)	2005	--	--	--	--	--	--	--
	2006	$123,333	--	$28,614	--	--	--	--

(1)

Represents the value of restricted stock that was issued in consideration for services rendered.

The shares for services were issued at $.25 per share based upon the issuance of the stock to the founders.

(2)

This is comprised of $24,000 in fees paid as compensation for service as a director, $3,947 as reimbursement for insurance benefits prior to the Company establishing a benefits program and matching contributions of $667 from participation in the Company’s retirement program.

(3)

In February 2007, Mr. Ellsworth resigned his positions as president and CEO and was appointed to the position of Executive Vice President.  Wayne Hoovestol was appointed as the CEO of the Company.

Employment Arrangements

On February 27, 2007, Barry Ellsworth resigned his positions as president and CEO of the Company and Mr. Wayne Hoovestol was appointed to the position of CEO. During the fiscal year ended November 30, 2006, Mr. Ellsworth, the Company’s former CEO and president, worked for the Company on a full-time basis, and received $123,333 in salary and $24,000 for Board. He received $3,947 for reimbursement of insurance benefits prior to the Company establishing a benefits program on October 1, 2006.  He received matching contributions of $667 from participation in the Company’s retirement program.

The Company commenced on January 1, 2006 paying Mr. Ellsworth a salary of $120,000 on an annual basis. Additionally, the Company had agreed to reimburse Mr. Ellsworth for his health insurance premiums, prior to a health insurance package being purchased by the Company. His salary was increased to $200,000 per year on October 1, 2006. Mr. Ellsworth is currently acting as the Company’s Executive Vice President of Compliance and Development. At this writing, the Compensation Committee is in the process of negotiating a salary and incentive package for Mr. Ellsworth.

The Board at its discretion may increase or decrease said compensation in the future. The Company has established a Simple IRA for its employees, and the Company presently matches up to 2% of an employee’s contributions to the program.  We also reimburse our officers and directors for out of pocket expenses incurred in connection with their service to the Company.

On September 29, 2006, we entered into an employment agreement with Brian L. Larson, the Company CFO. He received $22,500 in salary and $450 in matching contributions for participation in the Company’s retirement plan during the fiscal year ended November 30, 2006.  Prior to becoming an officer of the Company, Mr. Larson provided services on a consulting basis where he received $62,447 for consulting services including reimbursed travel and other expenses. The Company’s employment agreement with Mr. Larson provides (i) that Mr. Larson receive a beginning base salary of $135,000 per year, which shall be raised to $150,000 per year when the Company first begins producing ethanol for commercial sale in addition to performance based bonuses; (ii) that the Company anticipates adopting some type of equity incentive plan and Mr. Larson will be eligible to participate in that plan; (iii) for a signing bonus of 1,250 shares of the Company’s common stock which shares vest when the Company first begins producing ethanol for commercial sale; (iv) for vacation pay, and if and to the extent eligible, to participate in any group life, hospitalization or disability insurance plan, health or dental program, pension plan, similar benefit plan or other so-called “fringe benefits”; (v) for employment for a three year term, subject to earlier termination upon the happening of certain events, and possible renewal for additional one year terms; (vi) that if Mr. Larson is terminated for reasons other than for cause, he is entitled for severance for a period of up to six months; and (vii) for a $100,000 bonus in the event that there is a change-in-control of the Company.

On February 27, 2007, Wayne B. Hoovestol was appointed CEO of the Company upon the resignation of Barry A. Ellsworth. On January 19, 2007, Mr. Hoovestol had been appointed COO of the Company. Therefore, at present, Mr. Hoovestol is both the CEO and COO of the Company and a director. Mr. Hoovestol is currently overseeing the Company’s operations in Iowa. The Company has agreed to pay Mr. Hoovestol an annual salary of $125,000 per year for said services. Half of his salary will be paid in cash and half in stock.  However, no stock will be issued to Mr. Hoovestol for compensatory purposes unless and until the Company’s shareholders approve a stock plan providing for the payment of compensation to officers and directors in the form of Company securities. The Company has not entered into a written employment agreement with Mr. Hoovestol.

Commencing January 19, 2007, Dan E. Christensen resigned as COO of the Company and was appointed to the position of Executive Vice President in Charge of Construction. In this position, Mr. Christensen is overseeing the Company’s construction activities in Iowa. The Company has agreed to pay Mr. Christensen an annual salary of $125,000 per year for said services. Half of his salary will be paid in cash and half in stock. That amount will be paid in stock to Mr. Christensen.  However, no stock will be issued to Mr. Christensen for compensatory purposes unless and until the Company’s shareholders approve a stock plan providing for the payment of compensation to officers and directors in the form of Company securities. The Company has not entered into a written employment agreement with Mr. Christensen.

We intend to recruit and hire additional permanent employees who will be compensated on a regular basis pursuant to agreed upon salaries once our Plants are completed and operational. We expect to offer competitive health and other employee benefits.

Director Compensation

Compensation totaling $255,495 was paid to our directors for service on the Board from inception through November 30, 2006. The Company, upon the recommendation of the Compensation Committee, agreed on November 16, 2006 to compensate its current directors in nominal amounts for attendance at Board meetings and committee meetings, committee chairman and secretary duties and for time spent working for and on behalf of the Company. Each director is to be paid $2,000 per month for serving on the Board including committees. Board committee chairman receive $2,500 annually, with the exception of the audit chairman receiving $5,000, and the committee secretary receives $1,250 annually for these positions.  If a Board member spends an entire day working for and on behalf of the Company, said board member will be eligible to receive $600 for that day’s work, and $300 for a half a day’s work.  The following table is a summary of payments to directors recorded in fiscal year ending November 30, 2006:

Director	Board/Committee Meeting Fees	Committee Chairman/ Secretary Fees	Additional Services	Total
Barry A. Ellsworth	$24,000	$-	$-	$24,000
Brian D. Peterson	24,000	-	600	24,600
Robert D. Vavra	24,000	6,250	600	30,850
Dan E. Christensen	24,000	-	34,950	58,950
David A. Hart	24,000	2,500	3,300	29,800
Herschel C. Patton	24,000	2,500	2,545	29,045
R. Stephen Nicholson	24,000	5,000	-	29,000
Wayne B. Hoovestol	24,000	-	600	24,600
Michael A. Warren	-	-	-	-
Prior directors	4,650	-	-	4,650
Total	$196,650	$16,250	$42,595	$255,495

Indemnification for Securities Act Liabilities

Iowa law authorizes, and our Bylaws and Indemnity Agreements provide for, indemnification of our directors and officers against claims, liabilities, amounts paid in settlement and expenses in a variety of circumstances. Indemnification for liabilities arising under the Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing or otherwise. However, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Exchange Act of 1934 and is, therefore, unenforceable.

Indemnity Agreements

We have entered into Indemnity Agreements with each of our officers and directors.

Indemnification for Securities Act Liabilities

Iowa law authorizes, and our Bylaws and Indemnity Agreements provide for, indemnification of our directors and officers against claims, liabilities, amounts paid in settlement and expenses in a variety of circumstances. Indemnification for liabilities arising under the Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing or otherwise. However, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Exchange Act of 1934 and is, therefore, unenforceable.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve on our Compensation Committee or in a like capacity in any other entity.

PROPOSAL II

2.

Ratification and approval of the 2007 Equity Incentive Plan 2007 Equity Incentive Plan

 On March 15, 2007, our Board adopted the 2007 Equity Incentive Plan (the “2007 Plan”), subject to shareholder approval. The 2007 Plan is intended to promote our interests by providing eligible persons in our service with the opportunity to acquire a proprietary or economic interest, or otherwise increase their proprietary or economic interest, in us as an incentive for them to remain in such service and render superior performance during such service. The 2007 Plan consists of two equity-based incentive programs, the Discretionary Grant Program and the Stock Issuance Program. Principal features of each program are summarized below. A copy of the 2007 Plan is attached hereto as Appendix A.

Administration

The Compensation Committee of our Board has the exclusive authority to administer the Discretionary Grant and Stock Issuance Programs with respect to option grants, restricted stock awards, restricted stock units, stock appreciation rights, direct stock issuances and other stock-based awards (“equity awards”) made to executive officers and non-employee Board members, and also has the authority to make equity awards under those programs to all other eligible individuals. However, the Board may retain, reassume or exercise from time to time the power to administer those programs. Equity awards made to members of the Compensation Committee must be authorized and approved by a disinterested majority of the Board.

The term “plan administrator,” as used in this summary, means the Compensation Committee or the Board, to the extent either entity is acting within the scope of its administrative jurisdiction under the 2007 Plan.

Share Reserve

Initially, 1,000,000 shares of common stock are authorized for issuance under the 2007 Plan. No equity awards have been or will be issued under the 2007 Plan unless and until shareholder approval of the 2007 Plan is obtained on or before April 19, 2007.

No participant in the 2007 Plan may be granted equity awards for more than 50,000 shares of common stock per calendar year. Shareholder approval of this proposal will also constitute approval of the 50,000 share limitation for purposes of Internal Revenue Code Section 162(m). This share-limitation is intended to assure that any deductions to which we would otherwise be entitled, either upon the exercise of stock options or stock appreciation rights granted under the Discretionary Grant Program with an exercise price per share equal to the fair market value per share of our common stock on the grant date or upon the subsequent sale of the shares purchased under those options, will not be subject to the $1.0 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed under Section 162(m). In addition, shares issued under the Stock Issuance Program may qualify as performance-based compensation that is not subject to the Section 162(m) limitation, if the issuance of those shares is approved by the Compensation Committee and the vesting is tied solely to the attainment of the corporate performance milestones discussed below in the summary description of that program.

The shares of common stock issuable under the 2007 Plan may be drawn from shares of our authorized but unissued shares or from shares reacquired by us, including shares repurchased on the open market. Shares subject to any outstanding equity awards under the 2007 Plan that expire or otherwise terminate before those shares are issued will be available for subsequent awards. Unvested shares issued under the 2007 Plan and subsequently repurchased by us at the option exercise or direct issue price paid per share, pursuant to our repurchase rights under the 2007 Plan, will be added back to the number of shares reserved for issuance under the 2007 Plan and will be available for subsequent reissuance.

If the exercise price of an option under the 2007 Plan is paid with shares of common stock, then the authorized reserve of common stock under the 2007 Plan will be reduced only by the net number of new shares issued under the exercised stock option. If shares of common stock otherwise issuable under the 2007 Plan are withheld in satisfaction of the withholding taxes incurred in connection with the issuance, exercise or vesting of an equity award, then the number of shares of common stock available for issuance under the 2007 Plan will be reduced only by the net number of shares issued pursuant to that equity award. The withheld shares will not reduce the share reserve. Upon the exercise of any stock appreciation right granted under the 2007 Plan, the share reserve will only be reduced by the net number of shares actually issued upon exercise, and not by the gross number of shares as to which the stock appreciation right is exercised.

As soon as practicable following shareholder approval of the 2007 Plan, we intend to register the issuance of our securities under the 2007 Plan on Form S-8 under the Securities Act.

Eligibility

Officers, employees, non-employee directors, and consultants and independent advisors who are under written contract and whose securities issued pursuant to the 2007 Plan could be registered on Form S-8, all of whom are in our service or the service of any parent or subsidiary of ours, whether now existing or subsequently established, are eligible to participate in the Discretionary Grant and Stock Issuance Programs.

As of March 16, 2007, five executive officers, four other employees, five non-employee members of our Board and an indeterminate number of consultants and advisors were eligible to participate in the 2007 Plan.

Valuation

The fair market value per share of our common stock on any relevant date under the 2007 Plan will be deemed to be equal to the closing selling price per share of our common stock at the close of regular hours trading on the NASDAQ Capital Market on that date, as the price is reported by the National Association of Securities Dealers. If there is no closing selling price for our common stock on the date in question, the fair market value will be the closing selling price on the last preceding date for which a quotation exists. On March 15, 2007 the fair market value determined on that basis was $21.67 per share.

Discretionary Grant Program

The plan administrator has complete discretion under the Discretionary Grant Program to determine which eligible individuals are to receive equity awards under that program, the time or times when those equity awards are to be made, the number of shares subject to each award, the time or times when each equity award is to vest and become exercisable, the maximum term for which the equity award is to remain outstanding and the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws.

Stock Options. Each granted option will have an exercise price per share determined by the plan administrator, provided that the exercise price will not be less than 85% or 100% of the fair market value of a share on the grant date in the case of non-statutory or incentive options, respectively. No granted option will have a term in excess of ten years. Incentive options granted to an employee who beneficially owns more than 10% of our outstanding common stock must have exercise prices not less than 110% of the fair market value of a share on the grant date and a term of not more than five years measured from the grant date. Options generally will become exercisable in one or more installments over a specified period of service measured from the grant date. However, options may be structured so that they will be immediately exercisable for any or all of the option shares. Any unvested shares acquired under immediately exercisable options will be subject to repurchase, at the exercise price paid per share, if the optionee ceases service with us prior to vesting in those shares.

An optionee who ceases service with us other than due to misconduct will have a limited time within which to exercise outstanding options for any shares for which those options are vested and exercisable at the time of cessation of service. The plan administrator has complete discretion to extend the period following the optionee’s cessation of service during which outstanding options may be exercised (but not beyond the expiration date) and/or to accelerate the exercisability or vesting of options in whole or in part. Discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

Stock Appreciation Rights. The plan administrator has the authority to issue the following three types of stock appreciation rights under the Discretionary Grant Program:

•

Tandem stock appreciation rights, which provide the holders with the right, upon approval of the plan administrator, to surrender their options for an appreciation distribution in an amount equal to the excess of the fair market value of the vested shares of common stock subject to the surrendered option over the aggregate exercise price payable for those shares.

•

Standalone stock appreciation rights, which allow the holders to exercise those rights as to a specific number of shares of common stock and receive in exchange an appreciation distribution in an amount equal to the excess of the fair market value on the exercise date of the shares of common stock as to which those rights are exercised over the aggregate base price in effect for those shares. The base price per share may not be less than the fair market value per share of the common stock on the date the standalone stock appreciation right is granted, and the right may not have a term in excess of ten years.

•

Limited stock appreciation rights, which may be included in one or more option grants made under the Discretionary Grant Program to executive officers or directors who are subject to the short-swing profit liability provisions of Section 16 of the Exchange Act. Upon the successful completion of a hostile takeover for more than 50% of our outstanding voting securities or a change in a majority of our Board as a result of one or more contested elections for Board membership over a period of up to 36 consecutive months, each outstanding option with a limited stock appreciation right may be surrendered in return for a cash distribution per surrendered option share equal to the excess of the fair market value per share at the time the option is surrendered or, if greater and the option is a non-statutory option, the highest price paid per share in the transaction, over the exercise price payable per share under the option.

Payments with respect to exercised tandem or standalone stock appreciation rights may, at the discretion of the plan administrator, be made in cash or in shares of common stock. All payments with respect to exercised limited stock appreciation rights will be made in cash. Upon cessation of service with us, the holder of one or more stock appreciation rights will have a limited period within which to exercise those rights as to any shares as to which those stock appreciation rights are vested and exercisable at the time of cessation of service. The plan administrator will have complete discretion to extend the period following the holder’s cessation of service during which his or her outstanding stock appreciation rights may be exercised and/or to accelerate the exercisability or vesting of the stock appreciation rights in whole or in part. Discretion may be exercised at any time while the stock appreciation rights remain outstanding, whether before or after the holder’s actual cessation of service.

Repricing. The plan administrator has the authority, with the consent of the affected holders, to effect the cancellation of any or all outstanding options or stock appreciation rights under the Discretionary Grant Program and to grant in exchange one or more of the following: (i) new options or stock appreciation rights covering the same or a different number of shares of common stock but with an exercise or base price per share not less than the fair market value per share of common stock on the new grant date or (ii) cash or shares of common stock, whether vested or unvested, equal in value to the value of the cancelled options or stock appreciation rights. The plan administrator also has the authority with or, if the affected holder is not subject to the short-swing profit liability of Section 16, then without, the consent of the affected holders, to reduce the exercise or base price of one or more outstanding stock options or stock appreciation rights to the then current fair market value per share of common stock or to issue new stock options or stock appreciation rights with a lower exercise or base price in immediate cancellation of outstanding stock options or stock appreciation rights with a higher exercise or base price.

Stock Issuance Program

Shares of common stock may be issued under the Stock Issuance Program for valid consideration under the Iowa Business Corporation Act as the plan administrator deems appropriate, including cash, past services or other property. In addition, restricted shares of common stock may be issued pursuant to restricted stock awards that vest in one or more installments over the recipient’s period of service or upon attainment of specified performance objectives. Shares of common stock may also be issued under the program pursuant to restricted stock units or other stock-based awards that entitle the recipients to receive the shares underlying those awards upon the attainment of designated performance goals, the satisfaction of specified service requirements and/or upon the expiration of a designated time period following the vesting of those awards or units, including without limitation, a deferred distribution date following the termination of the recipient’s service with us.

The plan administrator will have complete discretion under the Stock Issuance Program to determine which eligible individuals are to receive equity awards under the program, the time or times when those equity awards are to be made, the number of shares subject to each equity award, the vesting schedule to be in effect for the equity award and the consideration, if any, payable per share. The shares issued pursuant to an equity award may be fully vested upon issuance or may vest upon the completion of a designated service period and/or the attainment of pre-established performance goals.

To assure that the compensation attributable to one or more equity awards under the Stock Issuance Program will qualify as performance-based compensation that will not be subject to the $1.0 million limitation on the income tax deductibility of the compensation paid per covered executive officer imposed under Section 162(m), the Compensation Committee will also have the discretionary authority to structure one or more equity awards under the Stock Issuance Program so that the shares subject to those particular awards will vest only upon the achievement of certain pre-established corporate performance goals. Goals may be based on one or more of the following criteria: (i) return on total stockholders’ equity; (ii) net income per share; (iii) net income or operating income; (iv) earnings before interest, taxes, depreciation, amortization and stock-based compensation costs, or operating income before depreciation and amortization; (v) sales or revenue targets; (vi) return on assets, capital or investment; (vii) cash flow; (viii) market share; (ix) cost reduction goals; (x) budget comparisons; (xi) implementation or completion of projects or processes strategic or critical to our business operations; (xii) measures of customer satisfaction; (xiii) any combination of, or a specified increase in, any of the foregoing; and (xiv) the formation of joint ventures, research and development collaborations, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance our revenue or profitability or expand our customer base; provided, however, that for purposes of items (ii), (iii) and (vii) above, the Compensation Committee may, at the time the equity awards are made, specify certain adjustments to those items as reported in accordance with generally accepted accounting principles in the U.S. (“GAAP”), which will exclude from the calculation of those performance goals one or more of the following: certain charges related to acquisitions, stock-based compensation, employer payroll tax expense on certain stock option exercises, settlement costs, restructuring costs, gains or losses on strategic investments, non-operating gains, certain other non-cash charges, valuation allowance on deferred tax assets, and the related income tax effects, purchases of property and equipment, and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or its successor, provided that those adjustments are in conformity with those reported by us on a non-GAAP basis. In addition, performance goals may be based upon the attainment of specified levels of our performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of our business groups or divisions thereof or any parent or subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned, and a maximum level of performance at which an award will be fully earned. The Compensation Committee may provide that, if the actual level of attainment for any performance objective is between two specified levels, the amount of the award attributable to that performance objective shall be interpolated on a straight-line basis.

The plan administrator will have the discretionary authority at any time to accelerate the vesting of any and all shares of restricted stock or other unvested shares outstanding under the Stock Issuance Program. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares that were intended at the time of issuance to qualify as performance-based compensation under Internal Revenue Code Section 162(m), except in the event of certain involuntary terminations or changes in control or ownership.

Outstanding restricted stock units or other stock-based awards under the Stock Issuance Program will automatically terminate, and no shares of common stock will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for those awards are not attained. The plan administrator, however, will have the discretionary authority to issue shares of common stock in satisfaction of one or more outstanding restricted stock units or other stock-based awards as to which the designated performance goals or service requirements are not attained. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to awards that were intended at the time of issuance to qualify as performance-based compensation under Internal Revenue Code Section 162(m), except in the event of certain involuntary terminations or changes in control or ownership.

General Provisions

Acceleration. If a change in control occurs, each outstanding equity award under the Discretionary Grant Program will automatically accelerate in full, unless (i) that award is assumed by the successor corporation or otherwise continued in effect, (ii) the award is replaced with a cash retention program that preserves the spread existing on the unvested shares subject to that equity award (the excess of the fair market value of those shares over the exercise or base price in effect for the shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those shares, or (iii) the acceleration of the award is subject to other limitations imposed by the plan administrator. In addition, all unvested shares outstanding under the Discretionary Grant and Stock Issuance Programs will immediately vest upon the change in control, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect or accelerated vesting is precluded by other limitations imposed by the plan administrator. Each outstanding equity award under the Stock Issuance Program will vest as to the number of shares of common stock subject to that award immediately prior to the change in control, unless that equity award is assumed by the successor corporation or otherwise continued in effect or replaced with a cash retention program similar to the program described in clause (ii) above or unless vesting is precluded by its terms. Immediately following a change in control, all outstanding awards under the Discretionary Grant Program will terminate and cease to be outstanding except to the extent assumed by the successor corporation or its parent or otherwise expressly continued in full force and effect pursuant to the terms of the change in control transaction.

The plan administrator will have the discretion to structure one or more equity awards under the Discretionary Grant and Stock Issuance Programs so that those equity awards will vest in full either immediately upon a change in control or in the event the individual’s service with us or the successor entity is terminated (actually or constructively) within a designated period following a change in control transaction, whether or not those equity awards are to be assumed or otherwise continued in effect or replaced with a cash retention program.

A change in control will be deemed to have occurred if, in a single transaction or series of related transactions:

(i) any person (as that term is used in Section 13(d) and 14(d) of the 1934 Act), or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a beneficial owner (as defined in Rule 13-3 under the 1934 Act), directly or indirectly of securities representing 51% or more of the combined voting power of our company, or

(ii) there is a merger, consolidation, or other business combination transaction of us with or into another corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of our voting capital stock outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of our company (or the surviving entity) outstanding immediately after the transaction, or

(iii) all or substantially all of our assets are sold.

Shareholder Rights and Option Transferability. The holder of an option or stock appreciation right will have no shareholder rights with respect to the shares subject to that option or stock appreciation right unless and until the holder exercises the option or stock appreciation right and becomes a holder of record of shares of common stock distributed upon exercise of the award. Incentive options are not assignable or transferable other than by will or the laws of inheritance following the optionee’s death, and during the optionee’s lifetime, may only be exercised by the optionee. However, non-statutory options and stock appreciation rights may be transferred or assigned during the holder’s lifetime to one or more members of the holder’s family or to a trust established for the benefit of the holder and/or one or more family members or to the holder’s former spouse, to the extent the transfer is in connection with the holder’s estate plan or pursuant to a domestic relations order.

A participant will have certain shareholder rights with respect to shares of common stock issued to the participant under the Stock Issuance Program, whether or not the participant’s interest in those shares is vested. Accordingly, the participant will have the right to vote the shares and to receive any regular cash dividends paid on the shares, but will not have the right to transfer the shares prior to vesting. A participant will not have any shareholder rights with respect to the shares of common stock subject to restricted stock units or other stock-based awards until the awards vest and the shares of common stock are actually issued. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding restricted stock units or other stock-based awards, subject to terms and conditions the plan administrator deems appropriate.

Changes in Capitalization. If any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 2007 Plan, (ii) the maximum number and/or class of securities for which any one person may be granted equity awards under the 2007 Plan per calendar year, (iii) the number and/or class of securities and the exercise price or base price per share in effect under each outstanding option or stock appreciation right, and (iv) the number and/or class of securities subject to each outstanding restricted stock unit or other stock-based award under the 2007 Plan and the cash consideration, if any, payable per share. All adjustments will be designed to preclude any dilution or enlargement of benefits under the 2007 Plan and the outstanding equity awards thereunder.

Special Tax Election. Subject to applicable laws, rules and regulations, the plan administrator may permit any or all holders of equity awards to utilize any or all of the following methods to satisfy all or part of the federal and state income and employment withholding taxes to which they may become subject in connection with the issuance, exercise or vesting of those equity awards:

•

Stock Withholding: The election to have us withhold, from the shares otherwise issuable upon the issuance, exercise or vesting of an equity award, a portion of those shares with an aggregate fair market value equal to the percentage of the withholding taxes (not to exceed 100%) designated by the holder and make a cash payment equal to the fair market value directly to the appropriate taxing authorities on the individual’s behalf.

•

Stock Delivery: The election to deliver to us certain shares of common stock previously acquired by the holder (other than in connection with the issuance, exercise or vesting that triggered the withholding taxes) with an aggregate fair market value equal to the percentage of the withholding taxes (not to exceed 100%) designated by the holder.

•

Sale and Remittance: The election to deliver to us, to the extent the award is issued or exercised for vested shares, through a special sale and remittance procedure pursuant to which the optionee or participant will concurrently provide irrevocable instructions to a brokerage firm to effect the immediate sale of the purchased or issued shares and remit to us, out of the sale proceeds available on the settlement date, sufficient funds to cover the withholding taxes we are required to withhold by reason of the issuance, exercise or vesting.

Amendment, Suspension and Termination

Our Board may suspend or terminate the 2007 Plan at any time. Our Board may amend or modify the 2007 Plan, subject to any required shareholder approval. Shareholder approval will be required for any amendment that materially increases the number of shares available for issuance under the 2007 Plan, materially expands the class of individuals eligible to receive equity awards under the 2007 Plan, materially increases the benefits accruing to optionees and other participants under the 2007 Plan or materially reduces the price at which shares of common stock may be issued or purchased under the 2007 Plan, materially extends the term of the 2007 Plan, expands the types of awards available for issuance under the 2007 Plan, or as to which shareholder approval is required by applicable laws, rules or regulations.

The Plan shall terminate upon the earliest to occur of (i) April 20, 2007, if stockholder approval of the Plan has not yet been obtained, (ii) April 20, 2012, the date on which the Plan is scheduled to terminate; (iii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares, (iv) the termination of all outstanding Awards in connection with a Change in Control or (v) such other date as the Board in its sole discretion terminates the Plan. If the Plan terminates on April 20, 2012 or on such other date as the Board terminates the Plan, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such Awards.

Federal Income Tax Consequences

The following discussion summarizes income tax consequences of the 2007 Plan under current federal income tax law and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of Section 162(m), as discussed in further detail below. Other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending upon individual circumstances and from locality to locality.

Option Grants. Options granted under the 2007 Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Internal Revenue Code, or non-statutory stock options, which are not intended to meet those requirements. The federal income tax treatment for the two types of options differs as follows:

Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and, if there is no disqualifying disposition at the time of exercise, no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes equal to the excess of the fair market value of the purchased shares at the time over the exercise price paid for those shares.

The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain dispositions. For federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in the sale or disposition was granted and more than one year after the date the option was exercised for those shares. If either of these two requirements is not satisfied, a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for the shares. If there is a disqualifying disposition of the shares, the excess of the fair market value of those shares on the exercise date over the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or any loss recognized upon the disposition will be taxable as a capital gain or capital loss.

If the optionee makes a disqualifying disposition of the purchased shares, we will be entitled to an income tax deduction, for our taxable year in which the disposition occurs, equal to the excess of the fair market value of the shares on the option exercise date over the exercise price paid for the shares. If the optionee makes a qualifying disposition, we will not be entitled to any income tax deduction.

Non-Statutory Stock Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will, in general, recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and we will be required to collect certain withholding taxes applicable to the income from the optionee.

We will be entitled to an income tax deduction equal to the amount of any ordinary income recognized by the optionee with respect to an exercised non-statutory option. The deduction will in general be allowed for our taxable year in which the ordinary income is recognized by the optionee.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase in the event of the optionee’s cessation of service prior to vesting in those shares, the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of the fair market value of the shares on the date the repurchase right lapses over the exercise price paid for the shares. The optionee may elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. If a timely Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and we will be required to collect certain withholding taxes applicable to the income from the holder.

We will be entitled to an income tax deduction equal to the amount of any ordinary income recognized by the holder in connection with the exercise of a stock appreciation right. The deduction will in general be allowed for our taxable year in which the ordinary income is recognized by the holder.

Direct Stock Issuances. Stock granted under the 2007 Plan may include issuances such as unrestricted stock grants, restricted stock grants and restricted stock units. The federal income tax treatment for such stock issuances are as follows:

Unrestricted Stock Grants. The holder will recognize ordinary income in the year in which shares are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and we will be required to collect certain withholding taxes applicable to the income from the holder.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will in general be allowed for our taxable year in which the ordinary income is recognized by the holder.

Restricted Stock Grants. No taxable income is recognized upon receipt of stock that qualifies as performance-based compensation unless the recipient elects to have the value of the stock (without consideration of any effect of the vesting conditions) included in income on the date of receipt. The recipient may elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year the shares are actually issued an amount equal to the fair market value of the shares. If a timely Section 83(b) election is made, the holder will not recognize any additional income when the vesting conditions lapse and will not be entitled to a deduction in the event the stock is forfeited as a result of failure to vest.

If the holder does not file an election under Section 83(b), he will not recognize income until the shares vest. At that time, the holder will recognize ordinary income in an amount equal to the fair market value of the shares on the date the shares vest. We will be required to collect certain withholding taxes applicable to the income of the holder at that time.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued, if the holder elects to file an election under Section 83(b), or we will be entitled to an income tax deduction at the time the vesting conditions occur, if the holder does not elect to file an election under Section 83(b).

Restricted Stock Units. No taxable income is recognized upon receipt of a restricted stock unit award. The holder will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and we will be required to collect certain withholding taxes applicable to the income from the holder.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will in general be allowed for our taxable year in which the ordinary income is recognized by the holder.

Deductibility of Executive Compensation

We anticipate that any compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or the exercise of non-statutory stock options or stock appreciation rights with exercise prices or base prices equal to or greater than the fair market value of the underlying shares on the grant date will qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code and will not have to be taken into account for purposes of the $1.0 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers. Accordingly, all compensation deemed paid with respect to those options or stock appreciation rights should remain deductible without limitation under Section 162(m). However, any compensation deemed paid by us in connection with shares issued under the Stock Issuance Program will be subject to the $1.0 million limitation on deductibility per covered individual, except to the extent the vesting of those shares is based solely on one or more of the performance milestones specified above in the summary of the terms of the Stock Issuance Program.

Accounting Treatment

Pursuant to the accounting standards established by Statement of Financial Accounting Standards No. 123R, Share-Based Payment, or SFAS 123R, we are required to recognize all share-based payments, including grants of stock options, restricted stock units and employee stock purchase rights, in our financial statements effective after June 15, 2005. Accordingly, stock options that are granted to our employees and non-employee Board members will have to be valued at fair value as of the grant date under an appropriate valuation formula, and that value will have to be charged as stock-based compensation expense against our reported GAAP earnings over the designated vesting period of the award. Similar option expensing will be required for any unvested options outstanding on June 15, 2005, with the grant date fair value of those unvested options to be expensed against our reported earnings over the remaining vesting period. For shares issuable upon the vesting of restricted stock units awarded under the 2007 Plan, we will be required to expense over the vesting period a compensation cost equal to the fair market value of the underlying shares on the date of the award. If any other shares are unvested at the time of their direct issuance, the fair market value of those shares at that time will be charged to our reported earnings ratably over the vesting period. This accounting treatment for restricted stock units and direct stock issuances will be applicable whether vesting is tied to service periods or performance goals. The issuance of a fully-vested stock bonus will result in an immediate charge to our earnings equal to the fair market value of the bonus shares on the issuance date.

Stock options and stock appreciation rights granted to non-employee consultants will result in a direct charge to our reported earnings based on the fair value of the grant measured on the vesting date of each installment of the underlying shares. Accordingly, the charge will take into account the appreciation in the fair value of the grant over the period between the grant date and the vesting date of each installment comprising that grant.

New Plan Benefits

Awards under the 2007 Plan are discretionary. Except as set forth below, no awards under the 2007 Plan are determinable at this time. If the 2007 Plan is approved, the plan administrator intends to make the awards shown in the following table.

New Plan Benefits
2007 Equity Incentive Plan
Name and Position	Dollar Value ($)(1)	Number of Units
Wayne B. Hoovestol, CEO, COO and Director	(1) (2) (3)	Options exercisable for 50,000 shares of common stock; and 2,000 shares of common stock
Barry A. Ellsworth, VP and Director	(1) (2) (3)	Options exercisable for 50,000 shares of common stock; and 2,000 shares of common stock
Dan E. Christensen, VP and Director	(1) (2) (3)	Options exercisable for 50,000 shares of common stock; and 2,000 shares of common stock
Brian D. Peterson, VP and Director	(1) (2)	Options exercisable for 50,000 shares of common stock; and 2,000 shares of common stock
Brian L. Larson, CFO	(1) (2)	Options exercisable for 25,000 shares of common stock
Robert B. Vavra, Chairman of the Board	(1) (2)	Options exercisable for 25,000 shares of common stock; and 2,000 shares of common stock
David A. Hart, Director	(1) (2)	Options exercisable for 25,000 shares of common stock: and 2,000 shares of common stock
Herschel C. Patton II, Director	(1) (2)	Options exercisable for 25,000 shares of common stock; and 2,000 shares of common stock
R. Stephen Nicholson, Director	(1) (2)	Options exercisable for 25,000 shares of common stock; and 2,000 shares of common stock
Dr. Michael A. Warren, Director	(1) (2)	Options exercisable for 25,000 shares of common stock; and 2,000 shares of common stock
Executive Group	(1) (2)	225,000 shares of common stock: 8,000 shares of common stock
Non-Executive Director Group	(1) (2)	125,000 shares of common stock; 10,000 shares of common stock
Non-Executive Officer Employee Group		None

1.

Following shareholder approval of the 2007 Plan, it is anticipated that the options set forth in the table will be granted to the Company’s Officers and Directors in the stated amounts at an exercise price of $30.00 per share. On March 15, 2007 the closing price of the Company’s common stock was $21.67  per share. If the options are exercised, of which there can be no assurance, the Company would have receipts of approximately $10,500,000. No determination has been made as to the term or vesting periods of the proposed options, with the exception of Mr. Larson’s options, which vest over a five year period in equal, annual installments.

2.

It is anticipated that these shares will be issued to the various Board Members as compensation for serving on the Board of Directors of the Company. It is further anticipated that said shares will be fully vested at the time of issuance, but cannot be sold for a period of at least one year after issuance.

3.

It is anticipated that up to one half of the salaries to which these officers are entitled shall be paid in stock rather than cash. Said stock will be valued at the fair market value on the date of issuance.

Interests of Related Parties

The 2007 Plan provides that our officers, employees, non-employee directors, and certain consultants and independent advisors will be eligible to receive awards under the 2007 Plan. However, if this proposal is not approved by our shareholders, then no awards will be made under the 2007 Plan unless shareholder approval is otherwise obtained by April 19, 2007.

As discussed above, if shareholders approve this proposal, we may be eligible in certain circumstances to receive a tax deduction for certain executive compensation resulting from awards under the 2007 Plan that would otherwise be disallowed under Section 162(m) of the Internal Revenue Code.

Possible Anti-Takeover Effects

Although not intended as an anti-takeover measure by our Board, one of the possible effects of the 2007 Plan could be to place additional shares, and to increase the percentage of the total number of shares outstanding, or to place other incentive compensation, in the hands of the directors and officers of the Company. Those persons may be viewed as part of, or friendly to, incumbent management and may, therefore, under some circumstances be expected to make investment and voting decisions in response to a hostile takeover attempt that may serve to discourage or render more difficult the accomplishment of the attempt.

In addition, options or other incentive compensation may, in the discretion of the plan administrator, contain a provision providing for the acceleration of the exercisability of outstanding, but unexercisable, installments upon the first public announcement of a tender offer, merger, consolidation, sale of all or substantially all of our assets, or other attempted changes in the control of the Company. In the opinion of our Board, this acceleration provision merely ensures that optionees under the 2007 Plan will be able to exercise their options or obtain their incentive compensation as intended by our Board and shareholders prior to any extraordinary corporate transaction which might serve to limit or restrict that right. Our Board is, however, presently unaware of any threat of hostile takeover involving the Company.

Required Vote of Shareholders and Board Recommendation

NASDAQ Market Place Rule 4350(i)(1)(A) and Section 711 of the AMEX Company Guide generally require us to obtain shareholder approval of compensation plans pursuant to which our stock may be acquired by officers, directors, employees or consultants. The ratification and approval of the adoption of the 2007 Plan requires the affirmative votes of a majority of the votes of the shares of our common stock  present at the 2007 annual meeting in person or by proxy and entitled to vote.

OUR BOARD RECOMMENDS A VOTE FOR RATIFICATION

AND APPROVAL AND THE ADOPTION OF THE 2007 PLAN.

3.

Other Matters

Discretionary Authority

At the time of mailing of this proxy statement, the Board was not aware of any other matters, which might be presented at the meeting. If any matter not described in this Proxy Statement should properly be presented, the persons named in the accompanying proxy form will vote such proxy in accordance with their judgment.

Independent Public Accountants

The Company retained L.L. Bradford & Company (“LLB”) as its independent auditor for the current year. LLB has acted as the Company’s independent auditor since 2004. The Company expects representatives of LLB to be present at the Company’s 2007 Annual Meeting of Shareholders. LLB will have the opportunity to make a statement at the annual meeting if it desires to do so and it is expected that representatives of LLB will be available to respond to appropriate questions if called upon to do so.

Audit Fees

The aggregate fees billed for professional services rendered by our principal accountant for the audit of our financial statements, review of financial statements included in our quarterly reports and other fees that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years ended November 30, 2006 and 2005 were $43,000 and $10,500, respectively.

Audit Related Fees

The aggregate fees billed for assurance and related services by our principal accountant that are reasonably related to the performance of the audit or review of our financial statements, other than those previously reported in this Item 14, for the fiscal years ended November 30, 2006 and 2005 were $0 and $0, respectively.

Tax Fees

The aggregate fees billed for professional services rendered by our principal accountant for tax compliance, tax advice and tax planning for the fiscal years ended November 30, 2006 and 2005 were $2,000 and $0, respectively.

All Other Fees

The aggregate fees billed for products and services provided by the principal accountant, other than those previously reported in this Item 14, for the fiscal years ended November 30, 2006 and 2005 were $0 and $2,950, respectively.

Audit Committee

It is the Company’s policy that the Audit Committee pre-approves all audit, tax and related services.  All of the services described under the prior five headings were approved in advance by our Audit Committee. No items were approved by the audit committee pursuant to paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X. The Audit Committee has considered whether the provision of the services performed by our principal accountant is compatible with maintaining the principal accountant’s independence.

Notice Requirements

Any shareholder who desires to have a proposal included in the Company’s proxy soliciting material relating to the Company’s 2008 annual meeting of shareholders should send to the Secretary of the Company a signed notice of intent. This notice, including the text of the proposal, must be received no later than January 15, 2008.

Annual Report

This Proxy Statement has been preceded or accompanied by an Annual Report. Shareholders are referred to such reports for financial and other information about the activities of the Company, but such report is not to be deemed a part of the proxy soliciting material.

Expenses and Methods of Solicitation

The expenses of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or other means of communications, by directors, officers and employees of the Company and its subsidiaries, who will not receive additional compensation therefor. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to certain beneficial owners of the Company’s Common Stock, and the Company will reimburse such forwarding parties for reasonable expenses incurred by them.

By order of the Board of Directors,

By   /s/ Dan E. Christensen

Dan E. Christensen, Secretary

APPENDIX A

2007 Equity Incentive Plan

GREEN PLAINS RENEWABLE ENERGY, INC.

2007 EQUITY INCENTIVE PLAN

ARTICLE ONE

GENERAL PROVISIONS

I.	Purpose of the Plan.

This 2007 Equity Incentive Plan is intended to promote the interests of Green Plains Renewable Energy, Inc. by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary or economic interest, or otherwise increase their proprietary or economic interest, in the Corporation as an incentive for them to remain in such service and render superior performance during such service. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the attached Appendix.

II.	Structure of the Plan.

A. The Plan is divided into two equity-based incentive programs:

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the Discretionary Grant Program, under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock or stock appreciation rights tied to the value of such Common Stock; and

☐

the Stock Issuance Program, under which eligible persons may be issued shares of Common Stock pursuant to restricted stock or restricted stock unit awards or other stock-based awards, made by and at the discretion of the Plan Administrator, that vest upon the completion of a designated service period and/or the attainment of pre-established performance milestones, or under which shares of Common Stock may be issued through direct purchase or as a bonus for services rendered to the Corporation (or any Parent or Subsidiary).

B. The provisions of Articles One and Four shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.	Administration of the Plan.

A. The Compensation Committee shall have sole and exclusive authority to administer the Discretionary Grant and Stock Issuance Programs, provided, however, that the Board may retain, reassume or exercise from time to time the power to administer those programs with respect to all persons. However, any discretionary Awards to members of the Compensation Committee must be authorized and approved by a disinterested majority of the Board.

B. The Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Grant and Stock Issuance Programs under its jurisdiction or any Award thereunder.

C. Service on the Compensation Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Compensation Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Award under the Plan.

IV.	Eligibility.

A. The persons eligible to participate in the Discretionary Grant and Stock Issuance Programs are as follows:

(i) Employees;

(ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary; and

(iii) Consultants.

B. The Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine (i) with respect to Awards made under the Discretionary Grant Program, which eligible persons are to receive such Awards, the time or times when those Awards are to be made, the number of shares to be covered by each such Award, the status of any awarded option as either an Incentive Option or a Non-Statutory Option, the exercise price per share in effect for each Award (subject to the limitations set forth in Article Two), the time or times when each Award is to vest and become exercisable and the maximum term for which the Award is to remain outstanding, and (ii) with respect to Awards under the Stock Issuance Program, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the number of shares subject to each such Award, the vesting schedule (if any) applicable to the shares subject to such Award, and the cash consideration (if any) payable for such shares.

C. The Plan Administrator shall have the absolute discretion to grant options or stock appreciation rights in accordance with the Discretionary Grant Program and to effect stock issuances or other stock-based awards in accordance with the Stock Issuance Program.

V.	Stock Subject to the Plan.

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. Subject to any additional shares authorized by the vote of the Board and approved by the stockholders, as of April 19, 2007, the number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed one million (1,000,000) shares of the Corporation’s Common Stock. Any or all of the shares of Common Stock reserved for issuance under the Plan shall be authorized for issuance pursuant to Incentive Options or other Awards.

B. No one person participating in the Plan may be granted Awards for more than fifty thousand (50,000) shares of Common Stock in the aggregate per calendar year.

C. Shares of Common Stock subject to outstanding Awards under the Plan shall be available for subsequent issuance under the Plan to the extent (i) those Awards expire or terminate for any reason prior to the issuance of the shares of Common Stock subject to those Awards or (ii) the Awards are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation at the original exercise or issue price paid per share pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for subsequent reissuance under the Plan. In addition, should the exercise price of an option under the Plan be paid with shares of Common Stock, the authorized reserve of Common Stock under the Plan shall be reduced only by the net number of shares issued under the exercised stock option. Should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the issuance, exercise or vesting of an Award under the Plan, the number of shares of Common Stock available for issuance under the Plan shall be reduced only by the net number of shares issued with respect to that Award.

D. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per calendar year, (iii) the number and/or class of securities and the exercise or base price per share (or any other cash consideration payable per share) in effect under each outstanding Award under the Discretionary Grant Program, and (iv) the number and/or class of securities subject to each outstanding Award under the Stock Issuance Program and the cash consideration (if any) payable per share thereunder. To the extent such adjustments are to be made to outstanding Awards, those adjustments shall be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under those Awards. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY GRANT PROGRAM

I.	Option Terms.

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A. Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than 85% of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the following forms that the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check made payable to the Corporation;

(ii) shares of Common Stock valued at Fair Market Value on the Exercise Date and held for the period (if any) necessary to avoid any additional charges to the Corporation’s earnings for financial reporting purposes; or

(iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten years measured from the option grant date.

C. Effect of Termination of Service.

1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option or as otherwise specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with Optionee, but no such option shall be exercisable after the expiration of the option term.

(ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

(iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which that option is at the time exercisable. No additional shares shall vest under the option following the Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with Optionee. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.

2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options that are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F. Transferability of Options. The transferability of options granted under the Plan shall be governed by the following provisions:

(i) Incentive Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death.

(ii) Non-Statutory Options. Non-Statutory Options shall be subject to the same limitation on transfer as Incentive Options, except that the Plan Administrator may structure one or more Non-Statutory Options so that the option may be assigned in whole or in part during the Optionee’s lifetime to one or more Family Members of the Optionee or to a trust established exclusively for the Optionee and/or one or more such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

(iii) Beneficiary Designations. Notwithstanding the foregoing, the Optionee may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two (whether Incentive Options or Non-Statutory Options), and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II.	Incentive Options.

The terms specified below, together with any additions, deletions or changes thereto imposed from time to time pursuant to the provisions of the Code governing Incentive Options, shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Four shall be applicable to Incentive Options. Options that are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A. Eligibility. Incentive Options may only be granted to Employees.

B. Exercise Price. The exercise price per share shall not be less than 100% of the Fair Market Value per share of Common Stock on the option grant date.

C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitation on the exercisability of those options as Incentive Options, such options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

D. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five years measured from the option grant date.

III.	Stock Appreciation Rights.

A. Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights in accordance with this Section III to selected Optionees or other individuals eligible to receive option grants under the Discretionary Grant Program.

B. Types. Three types of stock appreciation rights shall be authorized for issuance under this Section III: (i) tandem stock appreciation rights (“Tandem Rights”), (ii) standalone stock appreciation rights (“Standalone Rights”) and (iii) limited stock appreciation rights (“Limited Rights”).

C. Tandem Rights. The following terms and conditions shall govern the grant and exercise of Tandem Rights.

1. One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying stock option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

2. No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section III may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

3. If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten years after the date of the option grant.

D. Standalone Rights. The following terms and conditions shall govern the grant and exercise of Standalone Rights under this Article Two:

1. One or more individuals eligible to participate in the Discretionary Grant Program may be granted a Standalone Right not tied to any underlying option under this Discretionary Grant Program. The Standalone Right shall relate to a specified number of shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. In no event, however, may the Standalone Right have a maximum term in excess of ten years measured from the grant date. Upon exercise of the Standalone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.

2. The number of shares of Common Stock underlying each Standalone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Standalone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date.

3. Standalone Rights shall be subject to the same transferability restrictions applicable to Non-Statutory Options and may not be transferred during the holder’s lifetime, except to one or more Family Members of the holder or to a trust established exclusively for the holder and/or such Family Members, to the extent such assignment is in connection with the holder’s estate plan or pursuant to a domestic relations order covering the Standalone Right as marital property. In addition, one or more beneficiaries may be designated for an outstanding Standalone Right in accordance with substantially the same terms and provisions as set forth in Section I.F of this Article Two.

4. The distribution with respect to an exercised Standalone Right may be made in shares of Common Stock valued at Fair Market Value on the exercise date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

5. The holder of a Standalone Right shall have no stockholder rights with respect to the shares subject to the Standalone Right unless and until such person shall have exercised the Standalone Right and become a holder of record of shares of Common Stock issued upon the exercise of such Standalone Right.

E. Limited Rights. The following terms and conditions shall govern the grant and exercise of Limited Rights under this Article Two:

1. One or more Section 16 Insiders may, in the Plan Administrator’s sole discretion, be granted Limited Rights with respect to their outstanding options under this Article Two.

2. Upon the occurrence of a Hostile Take-Over, the Section 16 Insider shall have the unconditional right (exercisable for a 30-day period following such Hostile Take-Over) to surrender each option with such a Limited Right to the Corporation. The Section 16 Insider shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for those vested shares. Such cash distribution shall be made within five days following the option surrender date.

3. The Plan Administrator shall pre-approve, at the time such Limited Right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section III. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

F. Post-Service Exercise. The provisions governing the exercise of Tandem, Standalone and Limited Stock Appreciation Rights following the cessation of the recipient’s Service or the recipient’s death shall be substantially the same as those set forth in Section I.C of this Article Two for the options granted under the Discretionary Grant Program.

G. Net Counting. Upon the exercise of any Tandem, Standalone or Limited Right under this Section III, the share reserve under Section V of Article One shall only be reduced by the net number of shares actually issued by the Corporation upon such exercise, and not by the gross number of shares as to which such Tandem, Standalone or Limited Right is exercised.

IV.	Change in Control/ Hostile Take-Over.

A. No Award outstanding under the Discretionary Grant Program at the time of a Change in Control shall vest and become exercisable on an accelerated basis if and to the extent that: (i) such Award is, in connection with the Change in Control, assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, (ii) such Award is replaced with a cash retention program of the successor corporation that preserves the spread existing at the time of the Change in Control on the shares of Common Stock as to which the Award is not otherwise at that time vested and exercisable and provides for subsequent payout of that spread in accordance with the same exercise/vesting schedule applicable to those shares, or (iii) the acceleration of such Award is subject to other limitations imposed by the Plan Administrator. However, if none of the foregoing conditions are satisfied, each Award outstanding under the Discretionary Grant Program at the time of the Change in Control but not otherwise vested and exercisable as to all the shares at the time subject to that Award shall automatically accelerate so that each such Award shall, immediately prior to the effective date of the Change in Control, vest and become exercisable as to all the shares of Common Stock at the time subject to that Award and may be exercised as to any or all of those shares as fully vested shares of Common Stock.

B. All outstanding repurchase rights under the Discretionary Grant Program shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

C. Immediately following the consummation of the Change in Control, all outstanding Awards under the Discretionary Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control transaction.

D. Each option that is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities that would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. In the event outstanding Standalone Rights are to be assumed in connection with a Change in Control transaction or otherwise continued in effect, the shares of Common Stock underlying each such Standalone Right shall be adjusted immediately after such Change in Control to apply to the number and class of securities into which those shares of Common Stock would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the base price per share in effect under each outstanding Standalone Right, provided the aggregate base price shall remain the same, (iii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, and (iv) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per calendar year. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards under the Discretionary Grant Program, substitute, for the securities underlying those assumed Awards, one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards under the Discretionary Grant Program so that those Awards shall, immediately prior to the effective date of a Change in Control or a Hostile Take-Over, vest and become exercisable as to all the shares at the time subject to those Awards and may be exercised as to any or all of those shares as fully vested shares of Common Stock, whether or not those Awards are to be assumed or otherwise continued in full force and effect pursuant to the express terms of such transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall immediately terminate at the time of such Change in Control or consummation of such Hostile Take-Over and shall not be assignable to successor corporation (or parent thereof), and the shares subject to those terminated rights shall accordingly vest in full at the time of such Change in Control or consummation of such Hostile Take-Over.

F. The Plan Administrator shall have full power and authority to structure one or more outstanding Awards under the Discretionary Grant Program so that those Awards shall immediately vest and become exercisable as to all of the shares at the time subject to those Awards in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed 18 months) following the effective date of any Change in Control or a Hostile Take-Over in which those Awards do not otherwise vest on an accelerated basis. Any Awards so accelerated shall remain exercisable as to fully vested shares until the expiration or sooner termination of their term. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

G. The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the federal tax laws.

H. Awards outstanding under the Discretionary Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

V.	Exchange/ Repricing Programs.

A. The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected holders, the cancellation of any or all outstanding options or stock appreciation rights under the Discretionary Grant Program and to grant in exchange one or more of the following: (i) new options or stock appreciation rights covering the same or a different number of shares of Common Stock but with an exercise or base price per share not less than the Fair Market Value per share of Common Stock on the new grant date or (ii) cash or shares of Common Stock, whether vested or unvested, equal in value to the value of the cancelled options or stock appreciation rights.

B. The Plan Administrator shall also have the authority, exercisable at any time and from time to time, with or, if the affected holder is not a Section 16 Insider, then without, the consent of the affected holders, to reduce the exercise or base price of one or more outstanding stock options or stock appreciation rights to a price not less than the then current Fair Market Value per share of Common Stock or issue new stock options or stock appreciation rights with a lower exercise or base price in immediate cancellation of outstanding stock options or stock appreciation rights with a higher exercise or base price.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.	Stock Issuance Terms.

A. Issuances. Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement that complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to restricted stock awards or restricted stock units, awarded by and at the discretion of the Plan Administrator, that entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals and/or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units.

B. Issue Price.

1. The price per share at which shares of Common Stock may be issued under the Stock Issuance Program shall be fixed by the Plan Administrator, but shall not be less than 100% of the Fair Market Value per share of Common Stock on the issuance date.

2. Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration that the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check made payable to the Corporation;

(ii) past services rendered to the Corporation (or any Parent or Subsidiary); or

(iii) any other valid form of consideration permissible under the Iowa Business Corporation Act at the time such shares are issued.

C. Vesting Provisions.

1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service and/or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to restricted stock awards or restricted stock units that entitle the recipients to receive the shares underlying those awards and/or units upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards or units, including (without limitation) a deferred distribution date following the termination of the Participant’s Service.

2. The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Awards under the Stock Issuance Program so that the shares of Common Stock subject to those Awards shall vest (or vest and become issuable) upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (i) return on total stockholders’ equity; (ii) net income per share of Common Stock; (iii) net income or operating income; (iv) earnings before interest, taxes, depreciation, amortization and stock-compensation costs, or operating income before depreciation and amortization; (v) sales or revenue targets; (vi) return on assets, capital or investment; (vii) cash flow; (viii) market share; (ix) cost reduction goals; (x) budget comparisons; (xi) implementation or completion of projects or processes strategic or critical to the Corporation’s business operations; (xii) measures of customer satisfaction; (xiii) any combination of, or a specified increase in, any of the foregoing; and (xiv) the formation of joint ventures, research and development collaborations, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance the Corporation’s revenue or profitability or expand its customer base; provided, however, that for purposes of items (ii), (iii) and (vii) above, the Plan Administrator may, at the time the Awards are made, specify certain adjustments to such items as reported in accordance with generally accepted accounting principles in the U.S. (“GAAP”), which will exclude from the calculation of those performance goals one or more of the following: certain charges related to acquisitions, stock-based compensation, employer payroll tax expense on certain stock option exercises, settlement costs, restructuring costs, gains or losses on strategic investments, non-operating gains or losses, certain other non-cash charges, valuation allowance on deferred tax assets, and the related income tax effects, purchases of property and equipment, and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or its successor, provided that such adjustments are in conformity with those reported by the Corporation on a non-GAAP basis. In addition, such performance goals may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business groups or divisions thereof or any Parent or Subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned, and a maximum level of performance at which an award will be fully earned. The Plan Administrator may provide that, if the actual level of attainment for any performance objective is between two specified levels, the amount of the award attributable to that performance objective shall be interpolated on a straight-line basis.

3. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) that the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

4. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. The Participant shall not have any stockholder rights with respect to the shares of Common Stock subject to a restricted stock unit award until that award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding restricted stock unit or restricted stock awards, subject to such terms and conditions as the Plan Administrator may deem appropriate.

5. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then except as set forth in Section I.C.6 of this Article Three, those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash, cash equivalent or otherwise, the Corporation shall repay to the Participant the same amount and form of consideration as the Participant paid for the surrendered shares.

6. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock that would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Any such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares that were intended at the time of issuance to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant’s Involuntary Termination or as otherwise provided in Section II.E of this Article Three.

7. Outstanding restricted stock awards or restricted stock units under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards or units, if the performance goals or Service requirements established for such awards or units are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding restricted stock awards or restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied. However, no vesting requirements tied to the attainment of performance goals may be waived with respect to awards or units which were at the time of grant intended to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant’s Involuntary Termination or as otherwise provided in Section II.E of this Article Three.

II.	Change in Control/ Hostile Take-Over.

A. All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B. Each outstanding Award under the Stock Issuance Program that is assumed in connection with a Change in Control or otherwise continued in effect shall be adjusted immediately after the consummation of that Change in Control to apply to the number and class of securities into which the shares of Common Stock subject to the Award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time, and appropriate adjustments shall also be made to the cash consideration (if any) payable per share thereunder, provided the aggregate amount of such consideration shall remain the same. If any such Award is not so assumed or otherwise continued in effect or replaced with a cash retention program which preserves the Fair Market Value of the shares underlying the Award at the time of the Change in Control and provides for the subsequent payout of that value in accordance with the vesting schedule in effect for the Award at the time of such Change in Control, such Award shall vest, and the shares of Common Stock subject to that Award shall be issued as fully-vested shares, immediately prior to the consummation of the Change in Control.

C. The Plan Administrator shall have the discretionary authority to structure one or more unvested Awards under the Stock Issuance Program so that the shares of Common Stock subject to those Awards shall automatically vest (or vest and become issuable) in whole or in part immediately upon the occurrence of a Change in Control or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed 18 months) following the effective date of that Change in Control transaction.

D. The Plan Administrator shall also have the discretionary authority to structure one or more unvested Awards under the Stock Issuance Program so that the shares of Common Stock subject to those Awards shall automatically vest (or vest and become issuable) in whole or in part immediately upon the occurrence of a Hostile Take-Over or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed 18 months) following the effective date of that Hostile Take-Over.

E. The Plan Administrator’s authority under Paragraphs C and D of this Section II shall also extend to any Award intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of those Awards pursuant to Paragraph C or D of this Section II may result in their loss of performance-based status under Code Section 162(m).

F. Awards outstanding under the Stock Issuance Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE FOUR

MISCELLANEOUS

I.	Tax Withholding.

A. The Corporation’s obligation to deliver shares of Common Stock upon the issuance, exercise or vesting of Awards under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

B. Subject to applicable laws, rules and regulations and policies of the Corporation, the Plan Administrator may, in its discretion, provide any or all Optionees or Participants to whom Awards are made under the Plan with the right to utilize any or all of the following methods to satisfy all or part of the Withholding Taxes to which those holders may become subject in connection with the issuance, exercise or vesting of those Awards.

(i) Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the issuance, exercise or vesting of those Awards a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed 100%) designated by the Optionee or Participant and make a cash payment equal to such Fair Market Value directly to the appropriate taxing authorities on such individual’s behalf. The shares of Common Stock so withheld shall not reduce the number of shares of Common Stock authorized for issuance under the Plan.

(ii) Stock Delivery: The election to deliver to the Corporation, at the time the Award is issued, exercised or vests, one or more shares of Common Stock previously acquired by such the Optionee or Participant (other than in connection with the issuance, exercise or vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed 100%) designated by such holder. The shares of Common Stock so delivered shall not be added to the shares of Common Stock authorized for issuance under the Plan.

(iii) Sale and Remittance: The election to deliver to the Corporation, to the extent the Award is issued or exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee or Participant shall concurrently provide irrevocable instructions to a brokerage firm to effect the immediate sale of the purchased or issued shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the Withholding Taxes required to be withheld by the Corporation by reason of such issuance, exercise or vesting.

II.	Share Escrow/Legends.

Unvested shares issued under the Plan may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

III.	Effective Date and Term of the Plan.

A. The Plan was adopted by the Board on November 14, 2006, subject to stockholder approval within twelve months after that date. Should stockholder approval not be obtained within such period, the Plan will be terminated.

B. The Plan shall become effective on the Plan Effective Date. Awards may be granted under the Discretionary Grant Program and the Stock Issuance Program at any time on or after the Plan Effective Date.

C. The Plan shall terminate upon the earliest to occur of (i) April 20, 2007, if stockholder approval of the Plan has not yet been obtained, (ii) April 20, 2012, the date on which the Plan is scheduled to terminate; (iii) the date on which all shares available for issuance under the Plan shall have been issued as fully-vested shares, (iv) the termination of all outstanding Awards in connection with a Change in Control or (v) such other date as the Board in its sole discretion terminates the Plan. If the Plan terminates on April 20, 2012 or on such other date as the Board terminates the Plan, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such Awards.

IV.	Amendment, Suspension or Termination of the Plan.

The Board may suspend or terminate the Plan at any time, without notice, and in its sole discretion. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall materially impair the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, stockholder approval will be required for any amendment to the Plan that (i) materially increases the number of shares of Common Stock available for issuance under the Plan, (ii) materially expands the class of individuals eligible to receive option grants or other awards under the Plan, (iii) materially increases the benefits accruing to the Optionees and Participants under the Plan or materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (iv) materially extends the term of the Plan, (v) expands the types of awards available for issuance under the Plan or (vi) is required under applicable laws, rules or regulations to be approved by stockholders.

V.	Use of Proceeds.

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.	Regulatory Approvals.

A. The implementation of the Plan, the grant of any Award and the issuance of shares of Common Stock in connection with the issuance, exercise or vesting of any Award made under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the shares of Common Stock issuable pursuant to those Awards.

B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of the NASDAQ Capital Market, and/or the American Stock Exchange, if applicable, and any stock exchange or other market on which Common Stock is then quoted or listed for trading.

VII.	No Employment/ Service Rights.

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

VIII.	Non-Exclusivity of the Plan.

Nothing contained in the Plan is intended to amend, modify, or rescind any previously approved compensation plans, programs or options entered into by the Corporation. This Plan shall be construed to be in addition to and independent of any and all other arrangements. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power or authority of the Board to adopt, with or without stockholder approval, such additional or other compensation arrangements as the Board may from time to time deem desirable.

IX.	Governing Law.

All questions and obligations under the Plan and agreements issued pursuant to the Plan shall be construed and enforced in accordance with the laws of the State of Iowa.

X.	Information to Optionees and Participants.

Optionees and Participants under the Plan who do not otherwise have access to financial statements of the Corporation will receive the Corporation’s financial statements at least annually.

APPENDIX

The following definitions shall be in effect under the Plan:

A. “Award” means any of the following stock or stock-based awards authorized for issuance or grant under the Plan: stock option, stock appreciation right, direct stock issuance, restricted stock or restricted stock unit award or other stock-based award.

B. “Board” means the Corporation’s board of directors.

C. “Change in Control” shall be deemed to have occurred if, in a single transaction or series of related transactions:

(i) any person (as such term is used in Section 13(d) and 14(d) of the 1934 Act, or persons acting as a group, other than a trustee or fiduciary holding securities under an employment benefit program, is or becomes a “beneficial owner” (as defined in Rule 13-3 under the 1934 Act), directly or indirectly of securities of the Corporation representing 51% or more of the combined voting power of the Corporation, or

(ii) there is a merger, consolidation, or other business combination transaction of the Corporation with or into an other corporation, entity or person, other than a transaction in which the holders of at least a majority of the shares of voting capital stock of the Corporation outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Corporation (or surviving entity) outstanding immediately after such transaction, or

(iii) all or substantially all of the Corporation’s assets are sold.

D. “Code” means the Internal Revenue Code of 1986, as amended.

E. “Common Stock” means the Corporation’s common stock, $0.001 par value per share.

F. “Compensation Committee” means a committee of the Board comprised solely of two or more Eligible Directors who are appointed by the Board to administer the Discretionary Grant and Stock Issuance Programs, who are “outside directors” within the meaning of Section 162(m) of the Code and who are “non-employee directors” within the meaning of Rule 16b-3(b)(3)(i).

G. “Consultant” means a consultant or other independent advisor who is under written contract with the Corporation (or any Parent or Subsidiary) to provide consulting or advisory services to the Corporation (or any Parent or Subsidiary) and whose securities issued pursuant to the Plan could be registered on Form S-8.

H. “Corporation” means Green Plains Renewable Energy, Inc., an Iowa corporation, and any corporate successor to all or substantially all of the assets or voting stock of Green Plains Renewable Energy, Inc. that shall by appropriate action adopt the Plan.

I. “Discretionary Grant Program” means the discretionary grant program in effect under Article Two of the Plan pursuant to which stock options and stock appreciation rights may be granted to one or more eligible individuals.

J. “Eligible Director” means a Board member who is not, at the time of such determination, an employee of the Corporation (or any Parent or Subsidiary).

K. “Employee” means an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

L. “Exercise Date” means the date on which the Corporation shall have received written notice of the option exercise.

M. “Fair Market Value” per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the NASDAQ Capital Market and/or the American Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after- hours trading begins) on the NASDAQ Capital Market on the date in question, as such price is reported by the National Association of Securities Dealers. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is not traded on the NASDAQ Capital Market and/or the American Stock Exchange, but is at the time listed or quoted on any other market or exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the market or exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Plan Administrator.

In addition, with respect to any Incentive Option, the Fair Market Value shall be determined in a manner consistent with any regulations issued by the Secretary of the Treasury for the purpose of determining fair market value of securities subject to an Incentive Option plan under the Code.

N. “Family Member” means, with respect to a particular Optionee or Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships.

O. “Hostile Take-Over” means either of the following events effecting a change in control or ownership of the Corporation:

(i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than 50% of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders that the Board does not recommend such stockholders to accept, or

 (ii) a change in the composition of the Board over a period of 36 consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be composed of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

P. “Incentive Option” means an option that satisfies the requirements of Code Section 422.

Q. “Involuntary Termination” means the termination of the Service of any individual that occurs by reason of:

(i) if such individual is providing services to the Corporation pursuant to a written contract that defines “cause” or “misconduct” or similar reasons such individual could be dismissed or discharged by the Corporation, then such individual’s involuntary dismissal or discharge by the Corporation other than for any of such reasons and other than for Misconduct shall be an Involuntary Termination;

(ii) if such individual is not providing services to the Corporation pursuant to a written contract that defines “cause” or “misconduct” or similar reasons such individual could be dismissed or discharged by the Corporation, then such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct shall be an Involuntary Termination;

(iii) if such individual is providing services to the Corporation pursuant to a written contract that defines “good reason” or similar reasons such individual could voluntarily resign, then such individual’s voluntary resignation for any of such reasons shall be an Involuntary Termination; or

(iv) if such individual is providing services to the Corporation pursuant to a written contract that does not define “good reason” or similar reasons such individual could voluntarily resign, then such individual’s voluntary resignation following (A) a change in his or her position with the Corporation that materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than 15% or (C) a relocation of such individual’s place of employment by more than 50 miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent, shall be an Involuntary Termination.

R. “Misconduct” means the commission of: any act of fraud, embezzlement or dishonesty by the Optionee or Participant; any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary); any illegal or improper conduct or intentional misconduct, gross negligence or recklessness by such person that has adversely affected or, in the determination of the Plan Administrator, is likely to adversely affect, the business, reputation, goodwill or affairs of the Corporation (or any Parent or Subsidiary) in a material manner; any conduct that provides a basis for the Corporation to terminate for “cause,” “misconduct” or similar reasons the written contract pursuant to which the Optionee or Participant is providing Services to the Corporation; resignation by the Optionee or Participant on fewer than 30 days’ prior written notice and in violation of an agreement to remain in Service of the Corporation, in anticipation of a termination for “cause,” “misconduct” or similar reasons under the agreement, or in lieu of a formal discharge for “cause,” “misconduct” or similar reasons. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

S. “1934 Act” means the Securities Exchange Act of 1934, as amended.

T. “Non-Statutory Option” means an option not intended to satisfy the requirements of Code Section 422.

U. “Optionee” means any person to whom an option is granted under the Discretionary Grant Program.

V. “Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

W. “Participant” means any person who is issued shares of Common Stock or restricted stock units or other stock-based awards under the Stock Issuance Program.

X. “Permanent Disability” or “Permanently Disabled” means the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve months or more.

Y. “Plan” means the Corporation’s 2007 Equity Incentive Plan, as set forth in this document.

Z. “Plan Administrator” means the particular entity, whether the Compensation Committee or the Board, which is authorized to administer the Discretionary Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons then subject to its jurisdiction.

AA. “Plan Effective Date” means the date that stockholder approval of the Plan is obtained in accordance with Section III.A. of Article Four.

BB. “Section 16 Insider” means an officer or director of the Corporation subject to the short-swing profit liability provisions of Section 16 of the 1934 Act.

CC. “Service” means the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, an Eligible Director or a Consultant, except to the extent otherwise specifically provided in the documents evidencing the Award made to such person. For purposes of the Plan, an Optionee or Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Optionee or Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Optionee or Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee or Participant may subsequently continue to perform services for that entity.

DD. “Stock Issuance Agreement” means the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

EE. “Stock Issuance Program” means the stock issuance program in effect under Article Three of the Plan.

FF. “Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

GG. “Take-Over Price” means the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or, if applicable, (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over through the acquisition of such Common Stock. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

HH. “10% Stockholder” means the owner of stock (as determined under Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

II. “Withholding Taxes” means the federal, state and local income and employment taxes to which the Optionee or Participant may become subject in connection with the issuance, exercise or vesting of the Award made to him or her under the Plan.

APPENDIX B

PROXY CARD FOR ANNUAL MEETING OF SHAREHOLDERS OF

GREEN PLAINS RENEWABLE ENERGY, INC

This Proxy is Solicited on Behalf of the Board Of Directors. The undersigned hereby appoints Robert Vavra as Proxy, with the power to appoint his substitute and hereby authorize them to represent and to vote, as designated below, all voting shares of stock of Green Plains Renewable Energy, Inc. held of record by the undersigned on March 16, 2007, at the annual meeting of shareholders to be held on April, 19, 2007, or any adjournment thereof.

1. Election of Nominee Director

☐ FOR Barry A. Ellsworth for a term expiring at the 2010 annual meeting of shareholders	☐ WITHHOLD AUTHORITY to vote for Barry A. Ellsworth
☐ FOR Brain D. Peterson for a term expiring at the 2010 annual meeting of shareholders	☐ WITHHOLD AUTHORITY to vote for Brain D. Peterson
☐ FOR Hershel C. Patton for a term expiring at the 2010 annual meeting of shareholders	☐ WITHHOLD AUTHORITY to vote for Hershel C. Patton

2. Proposal to ratify and approve the adoption of the 2007 Equity Incentive Plan.

☐ For  ☐ Against  ☐ Abstain

3. In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no directions are made, this proxy will be voted for the above Proposals.

Please sign below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2007 Please mark, sign, date and return the proxy card promptly using the enclosed envelope or proxy cards may be sent by facsimile to the Company at: (712) 246.2610.

_____________________________________________

(signature)

_____________________________________________

(signature if held jointly)

_____________________________________________

(print name of shareholder(s))